UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
(Amendment No.1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): January 31, 2012 (September 30, 2011)

GOLDENWAY, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-154610	22-3968194
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Suites 3701-4, 37/F
Tower 6, The Gateway, Habour City,
Tsim Sha Tsui, Kowloon,
Hong Kong
(Address of principal executive offices)

+852 3719-9399
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On October 6, 2011, Goldenway, Inc., formerly Cyber Informatix, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Filing”) with the Securities and Exchange Commission (the “Commission”) disclosing the consummation, on September 30, 2011, of a share exchange transaction with Goldenway Precious Metals Limited, a Hong Kong company ("Goldenway Precious Metals"), and its shareholders, pursuant to which the Company acquired 100% of the issued and outstanding capital stock of Goldenway Precious Metals, in exchange for 24,587,299 newly issued shares of our common stock, par value $0.001, which constituted 80.80% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the share exchange agreement.

The Company is filing this Current Report on Form 8-K/A (the "Form 8-K/A") to amend the Original Filing, in response to comments the staff of the Commission (the "Staff"), in connection with its review of the Original Filing. Among other things, we provided additional disclosures regarding the Company’s business and operations.

Except as described above, no other changes have been made to the Original Filing and this Form 8-K/A does not modify or update any other information in the Original Filing. Information not affected by the changes described above is unchanged and reflects the disclosures made at the time of the Original Filing. Accordingly, this Form 8-K/A should be read in conjunction with the Company’s filings made with the Commission subsequent to the date of the Original Filing.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business,” “Risk Factors,” and “Management's Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

  our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;

  our ability to maintain or increase our market share in the competitive markets in which we do business;

  our ability to keep up with rapidly changing technologies and evolving industry standards, including our ability to achieve technological advances;

  our dependence on the growth in demand for the end applications that are powered by our products;

  our ability to diversify our product offerings and capture new market opportunities;

  our ability to source our needs for skilled labor, economically;

  the loss of key members of our senior management; and

  Uncertainties with respect to the PRC legal and regulatory environment.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

Except where the context otherwise requires and for the purposes of this report only:

  the “Company,” “we,” “us,” and “our” refer to the combined business of Goldenway, Inc. (formerly, Cyber Informatix, Inc.), a Nevada corporation, and its wholly-owned subsidiary, Goldenway Precious Metals Limited, a Hong Kong company, or “Goldenway Precious Metals”;

  “BVI” refers to the British Virgin Islands;

  “CGSE” refers to “The Chinese Gold and Silver Exchange Society”;

  “Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

  “Goldenway Investments” refers to Goldenway Investments Holdings Limited, the former sole shareholder of Goldenway Precious Metals and the Company’s new controlling stockholder;

  “Goldenway HK” refers to Goldenway Investments (HK) Limited, an entity owned and controlled by Goldenway Investments;

  “Hong Kong” refers to the Hong Kong Special Administrative Region of the People's Republic of China;

  “Renminbi” and “RMB” refer to the legal currency of China;

  “SEC” refers to the Securities and Exchange Commission;

  “Securities Act” refers to the Securities Act of 1933, as amended; and

  “U.S. dollars,” “dollars”, “USD” and “$” refer to the legal currency of the United States.

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 30, 2011, we entered into and closed a share exchange agreement, or the Share Exchange Agreement, with Goldenway Precious Metals, its sole shareholder, Goldenway Investments, and Mr. Terry G. Bowering, our controlling shareholder, pursuant to which we acquired 100% of the issued and outstanding capital stock of Goldenway Precious Metals in exchange for 24,587,299 newly issued shares of our common stock, par value $0.001, which constituted 80.80% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the transactions contemplated by the Share Exchange Agreement and after giving effect to the Securities Purchase Agreement described below.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On September 30, 2011, we completed the acquisition of Goldenway Precious Metals pursuant to the Share Exchange Agreement described in Item 1.01 above. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Goldenway Precious Metals is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on September 30, 2011, we acquired Goldenway Precious Metals in a reverse acquisition transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after the acquisition of Goldenway Precious Metals, except that information relating to periods prior to the date of the reverse acquisition only relate to Goldenway Precious Metals unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Business Overview

Through our subsidiary, Goldenway Precious Metals, we are a recognized electronics trading member of the Chinese Gold and Silver Exchange Society, or the CGSE, in Hong Kong, and hold a Type AA License which authorizes us to engage in the electronic trading of Kilo Gold and Loco London Gold and Silver. We provide bullion trading services via our 24-hour electronic trading platform and telephone transaction system in Hong Kong. Our trading platform provides our customers with CGSE price quotations on gold and silver spot contracts, on a Loco London basis, as well as information updates on the gold and silver market, based on an evaluation of third-party market pricing sources such as M-Finance and Bloomberg. We also trade spot contracts of precious metals with other third-party providers of spot contract services in Hong Kong, and we purchase gold products from walk-in customers on a spot basis for conversion into bullion. See details regarding our services under the “Our Products, Services and Customers” heading in this report.

We face daily fluctuations in the price of gold and silver, foreign exchange rates, as well as interest rates. Although we have not done so since incorporation, through our Client Agreement with Goldenway HK, an entity owned and controlled by Goldenway Investments, our controlling stockholder, we may engage in the trade of futures contracts and other derivative instruments to hedge against these market risks. This is because Goldenway HK holds a Type 2 license which enables it to deal in futures contracts under Hong Kong’s Securities and Futures Ordinance, or SFO. Through this agreement we are also able to ensure our ability to cover any excess customer demand for gold and silver.

Our revenue from our online trading platform and the trade of spot contracts of precious metals is primarily derived from the difference between client’s bid and offer prices, once a transaction has been settled. Our revenue from our purchase of gold and silver products is earned on the resale of the resulting bullion or on the revaluation of precious metals on hand at higher prices. Our revenues increased from $2.8 million in fiscal year 2009, to $18.33 million in fiscal year 2010, representing an increase of approximately 554%, and our net income increased to $5.56 million in fiscal year 2010, as compared to $0.88 million in fiscal year 2009. Our online trading platform accounted for approximately 99% and 100% of our revenues in fiscal year 2010 and 2009, respectively, and revenue generated from gold and silver products for resale accounted for 1% and $nil of our revenues during the respective periods.

Our principal executive offices are located at Suites 3701-4, 37/F, Tower 6, The Gateway, Harbour City, Tsim Sha Tsui, Kowloon, Hong Kong. The telephone number at our principal executive office is +852 3719-9399. All our transactions and the technologies, including the servers that carry out these transactions, are all executed and located in Hong Kong.

Our Corporate History and Background

We were organized under the laws of the State of Nevada on September 10, 2007, as a software design and e-commerce company. From September 10, 2007 (date of inception) through to the date of the share exchange transaction, discussed below, we were a development stage company, engaged in the business of distributing economically-priced downloadable application software via the Internet, but with minimal operations.

Acquisition of Goldenway Precious Metals

On September 30, 2011, we acquired Goldenway Precious Metals from its sole shareholder, Goldenway Investments, whereby we acquired 100% of the issued and outstanding capital stock of Goldenway Precious Metals, in exchange for 24,587,299 newly issued shares of our common stock, par value $0.001, which constituted 80.80% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of transactions contemplated by the Share Exchange Agreement.  Mr. Hao Tang, our Chief Executive Officer, is deemed to be the beneficial owner of the shares held by Goldenway Investments because Mr. Tang is the sole trustee of SMP Trustees (NZ) Limited, the sole shareholder of Goldenway Investments.

Upon the closing of the acquisition on September 30, 2011, Mr. Terry G. Bowering, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately, and from his position as our director that will become effective on the tenth day following our mailing of an Information Statement complying with the requirements of Section 14f-1 of the Exchange Act, or the Information Statement, to our stockholders, which will be mailed on or about September 30, 2011. On the same date, our board of directors increased its size from one to seven members and appointed Hao Tang, Jian Qin Huang, Ricky Wai Lam Lai, Tak Wah Tam, Chi Man Lo, Yousuf Rashed Al Marshoudi, and Sultan Mohamed R. Alshara to fill the vacancies created by such increase and Mr. Bowering’s resignation. Mr. Tang’s appointment became effective upon the closing of the acquisition on September 30, 2011, and the remaining appointments will become effective upon the tenth day following our mailing of the Information Statement to our stockholders. In addition, our board of directors appointed Mr. Tang to serve as our Chief Executive Officer, and Yue Yuen Chan to serve as our Chief Financial Officer effective immediately at the closing of the acquisition.

As a result of the acquisition, we have assumed the business and operations of Goldenway Precious Metals. Goldenway Precious Metals was established in April 2009 in Hong Kong to engage in the dealing and trading of precious metals and precious metals contracts. The company initially provided an electronic trading platform that offered one-stop online trading and technological support in China, but expanded its services to include the sale of gold and silver.

The acquisition of Goldenway Precious Metals was treated as a reverse acquisition, with Goldenway Precious Metals as the acquirer and Cyber Informatix, Inc. as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Goldenway Precious Metals. For accounting purposes, the acquisition of Goldenway Precious Metals has been treated as a recapitalization with no adjustment to the historical book and tax basis of its assets and liabilities.

Our Corporate Structure

All of our business operations are conducted through our Hong Kong operating subsidiary, Goldenway Precious Metals. For ease of reference, below is a chart that presents our current corporate structure.

Our Industry

In the past, investors have focused on increasing wealth through investment in stock, however, industry publications, such as those available at http://www.forbes.com/2010/06/22/investing-precious-metals-personal-finance-gold.html and at http://www.dailyfinance.com/2011/12/07/gold-stocks-are-precious-metals-still-a-safe-haven/, reflect that recent turmoil in global financial markets resulted in increased interest in the precious metals market, particularly the market for gold and silver, as a means of preserving or enhancing the value of their investments.

The Market for Gold

Investors generally buy gold as a hedge against economic, political, or social fiat currency crises (including investment market declines, burgeoning national debt, currency failure, inflation, war and social unrest). Gold has been used throughout history as money and has been a relative standard for currency equivalents specific to economic regions or countries. Many European countries implemented gold standards in the latter part of the 19th century until these were dismantled in various financial crises. The last currency to be divorced from gold was the Swiss Franc in 2000. Since 1919 the most common benchmark for the price of gold has been the London gold fixing, a twice-daily telephone meeting of representatives from five bullion-trading firms of the London bullion market. Furthermore, gold is traded continuously throughout the world based on the intra-day spot price, derived from over-the-counter gold-trading markets around the under the code "XAU". The five members of the London Gold Market Fixing Ltd. determine the price of gold twice each business day in London market. The fixing is intended to fix a price for settling contracts between members of the bullion market. On September 5, 2011, gold reached a new record high of $1,876.00 at the London Gold Fixing.

Like most commodities, the price of gold is driven by supply and demand, as well as by speculation. However, unlike most other commodities, saving and disposal plays a larger role in affecting its price than its consumption. Most of the gold ever mined still exists in accessible form, such as bullion and mass-produced jewelry, with little value over its fine weight, and may be reintroduced onto the gold market. At the end of 2006, it was estimated that all the gold ever mined totaled 158,000 tons. Given the huge quantity of gold stored above-ground compared to the annual production, industry publications available at http://www.tdcgold.com/html/eng/knowledge-story/knowledge-story-1-gold-investment.html and at http://www.articlesnatch.com/Article/Current-Global-Gold-Prices---How-The-Price-Of-Gold-Is-Fixed/881578, reflect that the price of gold is mainly affected by changes in sentiment, rather than changes in annual production. According to the World Gold Council, annual mine production of gold over the last few years has been close to 2,500 tons, approximately 2,000 of which goes into jewelry or industrial/dental production, and 500 tons of which goes to retail investors and exchange traded gold funds.

Many factors influence fluctuations in the price of gold, including the following factors:

Conduct of Central Banks – Central banks and the International Monetary Fund play an important role in the price of gold. At the end of 2004 central banks and official organizations held 19 percent of all above-ground gold as official gold reserves. The ten-year Washington Agreement on Gold (WAG), which dates from September 1999, limits gold sales by its members (Europe, United States, Japan, Australia, Bank for International Settlements and the International Monetary Fund) to less than 500 tons a year. In 2009, this agreement was extended for an additional five years, but with a smaller annual sales limit of 400 tons. Although central banks do not generally announce gold purchases in advance, some, such as Russia, have expressed interest in growing their gold reserves again as of late 2005. In early 2006, China, which only holds 1.3% of its reserves in gold, announced that it was looking for ways to improve the returns on its official reserves which has led to speculation that China might reposition more of its holdings into gold in line with other Central Banks. India has recently purchased over 200 tons of gold which has led to a surge in prices. Central banks may also affect the price of gold through interest rate policies. It is generally accepted that as interest rates rise, the general tendency is for the price of gold, which earns no interest, to fall, and as rates dip, for the gold price to rise. As a result, the price of gold can be closely correlated to central banks via the monetary policy decisions made by them related to interest rates.

Jewelry and Industrial Demand – Jewelry consistently accounts for over two-thirds of annual gold demand. India is the largest consumer in volume terms, accounting for 27% of demand in 2009, followed by China and the USA. Industrial, dentistry and medical uses account for around 12% of gold demand. Gold has high thermal and electrical conductivity properties, along with a high resistance to corrosion and bacterial colonization. Jewelry and industrial demand has fluctuated over the past few years due to the steady expansion in emerging markets of middle classes aspiring to Western lifestyles, offset by the financial crisis of 2007–2010.

Hedge Against Financial Stress – Gold, like all precious metals, may be used as a hedge against inflation, deflation or currency devaluation. As Joe Foster, portfolio manager of the New York-based Van Eck International Gold Fund, explained in September 2010: the currencies of all the major countries, including ours, are under severe pressure because of massive government deficits. The more money that is pumped into these economies –the printing of money basically – then the less valuable the currencies becomes. If the return on bonds, equities and real estate is not adequately compensating for risk and inflation then the demand for gold and other alternative investments such as commodities increases.

The Market for Silver

Silver, like other precious metals, may be used as an investment. For more than four thousand years, silver has been regarded as a form of money and store of value. In 2009, the main demand resulted from industrial applications (40%), jewelry, bullion coins and exchange-traded products. Like most commodities, the price of silver is driven by speculation and supply and demand. Compared to gold, the silver price is notoriously volatile. This is because of lower market liquidity, and demand fluctuations between industrial and store of value uses. At times this can cause wide ranging valuations in the market, creating volatility.

According to industry publications available at http://www.buyinggoldandsilver.com/language/ru-ru/prices.aspx and at http://silver.pricestoday.net/, the price of silver often tracks the price of gold due to store of value demands, although the ratio can vary. The gold/silver ratio is often analyzed by traders, investors and buyers; the average gold/silver ratio during the 20th century has been 1:47, which means that 1 troy ounce of gold would buy 47 troy ounces of silver. The lower the ratio/number, the more expensive silver is compared to gold. Conversely the higher the ratio/number, the cheaper silver is compared to gold. From September 2005 onwards, the price of silver has risen fairly steeply, being initially around $7 per troy ounce but reaching $14 for the first time by late April 2006. The monthly average price of silver was $12.61 per troy ounce during April 2006, and the spot price was around $15.78 per troy ounce on November 6, 2007. As of March 2008, it hovered around $20 per troy ounce. However, the price of silver plummeted 58% in October 2008, along with other metals and commodities, due to the effects of the credit crunch. By April 2011, silver had rebounded to reach a 31-year high hitting $49.21 per ounce on April 29, 2011 due to economic concerns about inflation and uncertainty regarding bailouts in the Eurozone.

Many factors influence fluctuations in the price of silver, including the following factors:

  Actions of Large Traders – The silver market is much smaller in value than the gold market. The London silver bullion market turns over 18 times less money than gold. With physical demand estimated at only $15.2 billion per year, it is possible for a large trader or investor to influence the silver price either positively or negatively. For example, from 1973 the Hunt brothers began cornering the market in silver, helping to cause a spike in January 1980 of the London Silver Fix to $49.45 per troy ounce, silver futures to reach an intraday all-time high of $50.35 per troy ounce and a reduction of the gold/silver ratio down to 1:17.0 (gold also peaked in 1980, at $850 per troy ounce). In the last nine months of 1979, the brothers were estimated to be holding over 100 million troy ounces of silver and several large silver futures contracts. However, a combination of changed trading rules on the New York Mercantile Exchange (NYMEX) and the intervention of the Federal Reserve put an end to the game. By 1982 the London Silver Fix had collapsed by 90% to $4.90 per troy ounce.

  Industrial, Commercial and Consumer Demand – The traditional use of silver in photographic development has been decreasing since 2000, due to the growth of digital photography. However, silver is also used in electrical appliances (silver has the lowest resistivity of industrial metals), photovoltaics (one of the highest reflectors of light), RoHS compliant solder, clothing and medical uses (silver has antibacterial properties). Other new applications for silver include RFID tags, wood preservatives, water purification and food hygiene and new products are being introduced almost daily. Established companies are incorporating silver based products in current lines - clothing, refrigerators, mobile phones, computers, washing machines, vacuum cleaners, keyboards, countertops, furniture handles and more. The newest trend is the use of nano-silver particles to deliver silver ions. The expansion of the middle classes in emerging economies aspiring to Western lifestyles and products may also contribute to a long-term rise in industrial and jewelry usage.

  Hedge Against Financial Stress – Silver, like all precious metals, may be used as a hedge against inflation, deflation or currency devaluation. According to Joe Foster, portfolio manager of the New York- based Van Eck International Gold Fund, the currencies of all the major countries are under severe pressure because of massive government deficits. The more money that is pumped into these economies – the printing of money basically – then the less valuable the currencies become.

Chinese Gold and Silver Trading Society

Under the current laws of Hong Kong, the trading of spot contracts on gold and silver is an unregulated industry. At present, there is no requirement to register and/or obtain licenses to trade spot contracts of gold and silver with any regulatory body. However, the Company has voluntarily registered with the Chinese Gold and Silver Exchange Society, or the CGSE, a registered self-regulatory society in Hong Kong which also acts as an exchange for gold and silver. The CGSE has the following mission:

To provide a trading place, facilities and related services to its members for gold, silver and precious metals transactions

  To establish and implement rules and regulations, and to normalize transactions;

  To supervise transaction processes, settlements and delivery arrangements;

  To design trading contracts and regulations, and monitor the fulfillment and completion of contracts;

  To establish and implement a risk management system to control risk in the market;

  To establish settlement prices, and announce and disseminate market information; and

  To supervise and examine all transactions, and to execute punishment if the act of any members violates CGSE rules and regulations.

The CGSE’s Executive and Supervisory Committees are the highest decision-making authority and are responsible for implementing CGSE policies, effecting development plans and monitoring their effectiveness. All CGSE members must conduct themselves in accordance with a code of conduct which is regulated by CGSE. The CGSE’s constitution limits CGSE membership to 192 members, all of whom must have a minimum required working capital, defined as cash plus precious metals, of approximately $193,000 and minimum required assets of $643,000. The CGSE requires its members to submit a quarterly liquidity capital report, in order to ensure that the bank balances exceed or equal the balance of client deposits. We were in compliance with these requirements as at June 30, 2011, December 31, 2010 and 2009. As of June 30, 2011, we had $4,260,149 in cash and $1,200,979 in gold and silver, $7,975,652 and $783,490, respectively, as at December 31, 2010, and $1,355,731 and $nil, respectively, as at December 31, 2009. As at June 30, 2011, December 31, 2010 and December 31, 2009, we had $23,760,047, $27,474,919 and $6,802,608, respectively, in total assets.

Applicants to the CGSE must apply for and/or purchase membership and licensing from the CGSE or from existing members, and CGSE has the power to suspend and/or revoke membership for breach of its rules and regulations. There are 5 categories of CGSE operation status (AA, A1, A2, B and C) that permit the member to deal with various CGSE gold and silver products. We currently hold the following CGSE licenses:

Issuing
Licenses	Authority	Effective Date	Expiration/Term
London Gold and Silver Trading License	CGSE	June 3, 2009	N/A
(AA)
Physical Precious Metals Metal Trading	CGSE	February 5, 2010	N/A
License (AA)

The CGSE has two trading methods: the open outcry method, and since March 2008, electronic trading. The open outcry method is used in most major futures markets and describes the conduct of floor traders who call out bid and ask prices in Cantonese in the trading hall and supplement such calls with hand signals. When a transaction is complete, the seller must complete a trading note within 15 minutes and hand it to the buyer for confirmation. Thereafter, the trading note is submitted to the CGSE Settlement Department and the transaction is registered. "99 Tael Gold Contracts" and "Kilo Gold Contracts" are traded with the open outcry method.

The following contracts for 100oz / 10oz Loco London Gold, 5000oz / 500oz Loco London Silver and Kilo Gold RMB are traded with the electronic trading system:

100 Ounces Loco London Gold Contract
Fineness:	995 or up
Basic Trading Unit:	100ounces
Price unit:	US/Ounces
Minimum Price	USD0.01/ounces
Fluctuation:
10 Ounces Loco London Gold Contract
Fineness:	995 or up
Basic Trading Unit:	10ounces
Price unit:	US/Ounces
Minimum Price	USD0.01/ounces
Fluctuation:
5000 Ounces Loco London Silver Contract
Fineness:	9999 or up
Basic Trading Unit:	5000 ounces
Price unit:	US/Ounces
Minimum Price	USD0.0001 per ounce
Fluctuation:
500 Ounces Loco London Silver Contract
Fineness:	9999 or up
Basic Trading Unit:	500 ounces

Price unit:	US/Ounces
Minimum Price	USD0.0001 per ounce
Fluctuation:
Kilo Gold RMB Contract
Fineness:	9999 or up
Basic Trading Unit:	1 KG or 1000 Gram
Price unit:	RMB/Gram
Minimum Price	RMB0.01 per gram
Fluctuation:

Trading hours for the CGSE electronic trading platform begin at 8:00 a.m. and end at 3:30 a.m. on the following day, Hong Kong time, and electronic trading lasts 19.5 hours. The CGSE also assigns a unique “Contract Transaction Code” to every contract traded on its electronic-trading platform. The assigned Contract Transaction Code protects customer interests and provides transaction transparency by allowing customers to review their transaction details on the CGSE‘s website.

Industry Terminology

Throughout this report, we may use the following gold and silver industry terminology:

  “Interest Determination” is one of Hong Kong Gold Market's characteristics. The determination of interest is done once a day at 11:00 a.m. during weekdays and at 10:30a.m. on Saturday. Positive interest arises when the demand for physical gold exceeds the supply. Buyers who cannot get hold of gold are awarded interest paid by sellers who cannot deliver gold. Negative interest arises when the supply of physical gold exceeds the demand for it. As a result, sellers who do not get sale proceeds are awarded interest paid by buyers who do not have sufficient cash to pay sellers. Even interest arises when supply and demand for physical gold or cash are in equilibrium - that is neither party has to pay the interest. Interest is quoted in Hong Kong dollars per ten taels.

  “Loco London Basis” refers to the method of trading used by the Loco London Gold Market in Hong Kong, which is modeled on the London Gold Spot Market. Dealers usually quote their own books, and deal with the investors as principal. Loco London Gold is traded and quoted against US dollars and the minimum size for one contract is 100 ounces.

  “Loco London Spot Price” refers to the basis for virtually all transactions in gold and silver in London. It is a quotation made by dealers based on US dollars per fine troy ounce for gold and US dollars per troy ounce for silver. Settlement and delivery for both metals is in two full business days in London after the day of the deal. From this basis price, dealers can offer material of varying fineness, bar size or form - for example, grain - at premiums to cover the costs of producing smaller, exact weight bars, or bars of a fineness above the 995 fine minimum.

  “London Fix” or the “Fixing” refers to the two daily bidding sessions in London of five major gold firms who are members of the London Gold Market Fixing Ltd., at which the price of gold is "fixed" or set.

  “Troy Ounce” refers to the trading unit for gold and silver. Gold is traded in per fine troy ounce and silver is traded in per troy ounce. In the case of gold, the unit represents pure gold irrespective of the purity of a particular bar, whereas for silver it represents one ounce of material of which a minimum of 999 parts in every 1,000 will be silver. One troy ounce is equal to 1.10 ounces.

Our Growth Strategy

We believe that the precious metals market creates a significant growth opportunity on which we intend to capitalize by utilizing the following strategies:

  Improved Research and Development. We believe that in order to compete effectively in our product market, we must constantly improve the quality of our trading platform and service and deliver new services through expanded research and development efforts. We have established a strong team of over ten IT employees to maintain and develop our trading platform. Pursuant to our software development contract discussed elsewhere in this report, our affiliated IT services provider, Shenzhen Gateway Technology Limited, or Gateway, provides us with additional research and development support as necessary.

  Brand Recognition. We also plan on developing our brand recognition. In addition to providing high quality products and effective 24-hour access to the bullion market through our electronic trading platform, we believe that in order to promote our brand recognition, strengthen the management of our distribution network and improve our sales revenue and market share, we will also need to continue expanding our sales channels and engage in more sophisticated marketing. With adequate funding, we plan to acquire a number of local and overseas foreign exchange providers as well as precious metals and commodities brokers that can compliment our strengths in services, integration, and implementation. We expect that this strategy will result in expanding our services to a wider client base.

Our Products, Services and Customers

Through our subsidiary, Goldenway Precious Metals, we are a recognized electronics trading member of the Chinese Gold and Silver Exchange Society, or the CGSE, in Hong Kong, and hold a Type AA License which authorizes us to engage in the electronic trading of Kilo Gold and Loco London Gold and Silver. We provide bullion trading services via our 24-hour electronic trading platform and telephone transaction system in Hong Kong. Our trading platform provides our customers with price quotations on gold and silver spot contracts, on a Loco London basis, as well as information updates on the gold and silver market. We also trade spot contracts of precious metals with other third-party providers of spot contract services in Hong Kong, and we purchase gold products from walk-in customers on a spot basis for conversion into bullion.

Our Electronic Trading Services

Customers use our electronic trading platform to place their purchase and sale of spot contracts on gold and silver online. This user interface is inter-connected with a number of proxy servers and a price server which retains all pricing data feed and formulate from a spectrum of third party market pricing sources (such as M-Finance and Bloomberg). Our customer instructions with respect to their contracts then route through the proxy servers and execute through our trading servers, and all trading instructions are archived in our trading database.  Our electronic trading platform offers a speedy, 24-hour trading channel, allowing customers to acquire and/or dispose their precious metals anytime anywhere. Our electronic trading platform was developed in partnership with, and is operated and maintained by Gateway, our affiliate and developer of the platform.

The following steps detail a typical customer transaction, from the initiation of the transaction through settlement:

Steps	Description
1.	Customer enters contract to open trading accounts through our electronic trading platform and provides background information.
2.

Customer deposits either directly to our designated bank accounts or indirectly through transfer agents to respective trading accounts with the us. Customers are required to have sufficient funds in their accounts in order to initiate a contract and must maintain the minimum margin requirement on their open positions at all times. Since the market price of spot contracts on precious metals fluctuates, there are instances where a customer’s deposits on opened contracts would fall below 20% of their margin requirement, and in such cases our electronic trading platform would instantly foreclose such contracts.

3.

Customer opens bid or ask contracts at the prevailing price through our electronic trading platform and such information is recorded. Within 30 minutes of a transaction, our trading platform automatically obtains a Contract Transaction Code from the CGSE and then sends such code to the customer via mobile phone (SMS).

4.

At a prevailing price, a customer may submit a withdrawal request in order to liquidate its bid or ask contracts through our online trading platform. Our agreements with customers provide for the physical delivery of precious metals, however there have been no instances of physical delivery since our incorporation. Instead, customers so far have opted for liquidating their spot contracts with gain or loss derived from the difference of the contract price and the market price.

5.	Based on withdrawal requests, our Settlement Department checks such customer’s trading history as well as historical deposit amounts and then processes payments.

Unlike other traditional precious metals providers, our electronic platform offers other services including real-time spot price quotations as well as updates on global market information. In December 2011 we released our English language trading platform, as well as a smart phone trading system. We believe that these additional ways of accessing our services will retain existing customers as well as attract new customers with diverse needs. Our agreements with customers provide for the physical delivery of precious metals, however there have been no instances of physical delivery since our incorporation. Instead, customers so far have opted for liquidating their spot contracts with gain or loss derived from the difference of the contract price and the market price.  The table below describes some of our average customer purchases of gold and silver spot contracts on a Loco London basis:
Product	Loco London Gold*	Loco London Silver*
Contract Size (one lot)	100 ounces	5000 ounces
Minimum price fluctuation	US$0.01	US$0.01
Minimum and maximum trading volume for each order	Minimum: 0.05 lot	Minimum: 0.05 lot
	Maximum: 100 lots	Maximum: 100 lots
Spread Under normal market conditions)	US$0.5	US$0.04

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*A “London Good Delivery” gold bar, which is the market standard, must have a minimum fineness of 995.0 and a gold content of between 350 and 430 fine ounces with the bar weight expressed in multiples of 0.025 of an ounce - the smallest weight used in the market. Gold bars are generally close to 400 ounces or 12.5 kilograms. A London Good Delivery silver bar must have a minimum fineness of 999 and a recommended weight between 750 and 1,100 ounces, although bars between 500 and 1,250 ounces will be accepted. Silver bars generally weigh around 1,000 ounces.
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We use our best efforts to ensure that all transactions are open and fair to all of our customers and all our transaction prices are recognized and verified by the CGSE, within 30 minutes of executing such transaction. Our revenue from our online trading platform and the trade of spot contracts of precious metals is primarily derived from the difference between client’s bid and offer prices, once a transaction has been settled. Our online trading platform accounted for approximately 99% and 100% of our revenues in fiscal year 2010 and 2009, respectively.

Purchase of Gold and Silver

We also purchase gold products from walk-in customers on a spot basis for conversion into bullion. We purchase such products through our Gold Shop located in Room 501, 29 Austin Road, Jordan, Kowloon, Hong Kong. Our customers may come at any time during business hours to sell gold jewelry, such as necklaces, bracelets and rings, at the prevailing spot market price. The price offered in such instances is determined by our Gold Shop employees after examination of the weight and purity of such gold products with our state-of-art x-ray light-mapping gold testing machine. We generally collect and melt such purchased gold products in-house and then deliver the byproduct to a reliable refiner for refinement into 5 tael gold bars for future sale at a profit. Our customers can purchase the resulting gold bars from us at then prevailing spot market prices.

Our revenue from our purchase of gold and silver products is earned on the resale of the resulting bullion or on the revaluation of precious metals on hand at higher prices.  Revenue generated from gold and silver products for resale accounted for 1% and $nil of our revenues in fiscal year 2010 and 2009, respectively.

Sales and Marketing

In today’s competitive environment, companies must strategically position themselves to increase revenue using a variety of media. As the internet becomes a primary information medium, our website is our main sales and marketing tool. In addition to our expertise in technology, we have employed a team of seasoned marketing staff to create update and maintain our website, which is readily available to access from major search engines. Our marketing team also designs online promotions that are intended to increase the volume of trade and frequency of visits by our targeted groups of customers.

We also have engaged agents to promote our product and services. In addition, we have established a system that enables our agents in jurisdictions outside of Hong Kong to purchase and sell precious metals using our electric trading platform where permitted in such jurisdictions.

We also regularly conduct seminars in various cities such as Hong Kong, Shenzhen and Guangzhou to meet customers directly. Mr. Simon Yam, a well known and respected Chinese movie star, acts as our spokesperson and we have featured Mr. Yam in our advertisements in various publications in Hong Kong and China.

Every customer is important to us and we respect their comments regarding our products and services. We have established a forum on our website, which serves as a platform for customers to communicate with us. Our forum administrator(s) gathers the customer comments and suggestions for our consideration when preparing our yearly plan. We also launch periodic promotion campaigns to reward customer loyalty, such as lucky draws and token redemption promotions. We also have VIP accounts to honor customers who meet certain levels of trade volume and frequency.

We now have two investment centers opened in Hong Kong, where our current and potential customers may access our online customer service or meet our customer service representatives and other professional staff to discuss issues and answer questions.

Competition

The retail market for gold and silver is fragmented and highly competitive. Our competitors in the retail market can be grouped into several broad categories based on size, business model, product offerings, target customers and geographic scope of operations. These include international retail precious metals brokers, international multi-product trading firms, other online trading firms and international banks and other financial institutions with significant precious metals operations. We expect competition to continue to remain competitive and strong for the foreseeable future.

Our Competitive Strengths

We attribute our success to date and potential for future growth to a combination of strengths, including the following:

  Self-Developed Technology Meets Evolving Customer Needs. We view ourselves primarily as an e-commerce platform provider. We believe that our technological capabilities and our continuous investment in technology provide us with a significant advantage over our competition by enabling us to provide a 24-hour platform for our customers to acquire and/or dispose of precious metals and precious metals contracts. We continuously carry out research and gather data on customer behavior and trends so that we may continuously develop our technology to meet evolving customer demands.

  Experienced Management Team. Our key employees have significant experience and expertise in the application of technology and automation systems and, as significant equity owners of our Company, are heavily committed to our success. Our senior management team, in particular, has substantial experience of operating electronic trading platform an average of 10 years’ experience in the gold and silver industry between them.

  Low Cost Structure Through Automation. Our focus on automation and expense management practices enables us to operate with a low cost structure.

  Provide Excellent Customer Service. We view ourselves not only as a product provider but also as a service provider. We have a 24-hour online customer service to respond to customer queries and our technical response team is on standby 24 hours a day, 7 days a week to provide technology assistance to customers.

Research and Development

We have ten employees devoted to the research and development function of our company. Costs of research and development constitute a major part of our recurrent expenses. Our research development team has developed a live version of our electronic trading platform for use on iPhone and iPad devices. A beta-test version of this application is available through the iTunes store.

Intellectual Property

We believe our intellectual property is important to our success and in June 2011, we registered our trademark with the Intellectual Property Department of Hong Kong for marketing and brand recognition.

Our electronic trading platform was developed for our exclusive use by Shenzhen Gateway Technology Limited, or Gateway, a PRC-based IT services provider in which our Chief Executive Officer, Mr. Tang, holds a 29% equity interest.  Pursuant to a software development contract, dated March 26, 2010, between us and Gateway, the intellectual property rights to the trading platform are owned jointly by both parties, but Gateway cannot use or share the technology without our written authorization.  If Gateway violates this provision, Gateway will be subject to a fine of HK$200,000 (approximately $25,786).  Under the terms of the agreement, Gateway assists us in the ongoing operation, maintenance and development of the platform in exchange for annual service fee of HK$6,000,000 (approximately, $773,584).

We do not have any other formal intellectual property protections in place for proprietary electronic trading system, but, we rely on Hong Kong intellectual property laws and contractual restrictions to protect our trademark or proprietary technology.

Employees

As of June 30, 2011, we employed a total of 22 full time employees and 18 part time employees. The following table sets forth the number of our full time and part time employees by function. Our part time employees are also employed by Goldenway Investments, and we are in the process of transferring some of them to be our full time employees.

Function	Number of
Employees
Senior Management	3
Operations	15
Sales and Marketing	4
Finance	3
Technology, Research and Development	10
Human Resource & Administration	5
Total	40

Regulations

Because our primary operating subsidiary is located in Hong Kong, we are regulated by Hong Kong laws, including those outlined in more detail below. We believe that we are in material compliance with all registrations and requirements for the issuance and maintenance of all licenses required by the governing bodies, and that all license fees and filings are current.

Permits and Certificates

Our industry, the acquisition and disposition of gold and silver on spot contracts, is currently unregulated in Hong Kong where we operate and execute our transactions. Dealing in futures contracts of commodities, including gold and silver, on the other hand, is a regulated activity governed by the Hong Kong Securities and Futures Commission, or the SFC, and requires a license for the Trading of Gold and Silver Futures Contracts and Options, referred to as Type 2 licensing. Through our relationship with our affiliate, Goldenway HK, a licensed corporation holding the requisite license, we are able to trade gold and silver futures contracts for position risk management. Any and all transactions of futures contracts and/or options are executed by Goldenway HK on our instructions.

We are also a member of the Chinese Gold & Silver Exchange Society (CGSE), a self-regulated body with established industry standards. The CGSE operates in Hong Kong as a registered society and operates as an exchange for gold and silver. The CGSE’s Executive and Supervisory Committees are the highest decision-making authority and are responsible for implementing CGSE policies, effecting development plans and monitoring their effectiveness. The CGSE’s constitution limits CGSE membership to 192 members, all of whom must have a minimum required working capital, defined as cash plus precious metals, of approximately $193,000 and minimum required assets of $643,000. The CGSE requires its members to submit a quarterly liquidity capital report, in order to ensure that the bank balances exceed or equal the balance of client deposits, as well as comply with the code of conduct which is regulated by CGSE. We were in compliance with these requirements as at June 30, 2011, December 31, 2010 and 2009. As of June 30, 2011, the Company had $4,260,149 in cash and $1,200,979 in gold and silver, $7,975,652 and $783,490, respectively, as at December 31, 2010, and $1,355,731 and $nil, respectively, as at December 31, 2009. As at June 30, 2011, December 31, 2010 and December 31, 2009, the Company had $23,760,047, $27,474,919 and $6,802,608, respectively, in total assets.

Applicants must apply for and/or purchase membership and licensing from the CGSE or from existing members, and CGSE has the power to suspend and/or revoke membership for breach of its rules and regulations. There are 5 categories of CGSE operation status (AA, A1, A2, B and C) that permit the member to deal with various CGSE gold and silver products. We hold the following CGSE licenses and certifications:

Issuing
Licenses	Authority	Effective Date	Expiration/Term
London Gold and Silver Trading License (AA)	CGSE	June 3, 2009	N/A
Physical Precious Metals Metal Trading License (AA)	CGSE	February 5, 2010	N/A

Regulation of Online Services

Our revenues are generated through the ability of our customers to access our electronic trading platform through the internet and our website. Our government or regulatory agencies may block or suspend our internet transmission capabilities if we are deemed to be in violation of the following content regulations for online services:

  Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) – We are subject to the laws, rules and regulations regarding trading. The Securities and Futures Commission is responsible for: maintaining and promoting the fairness, efficiency, competitiveness, transparency and orderliness of the securities and futures industry. The Commission may suppress illegal, dishonorable and improper practices in the securities and futures industry; to take appropriate steps in relation to the securities and futures industry. Regardless of the communication or delivery medium used, the Commission will continue to apply the general anti-fraud and anti-manipulation provisions of the relevant Ordinances in its enforcement actions. If any person responsible for activities over the Internet is found to have acted in contravention of the provisions of the Ordinances or appears to have been involved in any misconduct whether in Hong Kong or elsewhere, the Commission may exercise its regulatory powers (including prosecution or taking other disciplinary actions as may be required); and when necessary, the Commission may consider other regulatory means available to it including seeking cooperation from foreign regulators and law enforcement agencies to take joint enforcement action, if necessary. We are prohibited from carrying on any regulated activity, as defined under the Securities and Futures Ordinance, such as dealing in securities and/or futures contracts, unless we have been granted the appropriate license(s) from the Commission.

  Personal Data (Privacy) Ordinance (Cap. 486 of the Laws of Hong Kong) – We are subject to data privacy laws, rules and regulations that regulate the use of customer data. In Hong Kong we are governed by the Personal Data (Privacy) Ordinance and as a data user we are prohibited from doing or engaging in any practice that contravenes the data protection principles set out therein.

  Telecommunications Ordinance (Cap. 106 of the Laws of Hong Kong), Crimes Ordinance (Cap. 200 of the Laws of Hong Kong) and Theft Ordinance (Cap. 210 of the Laws of Hong Kong) – Provisions under the Telecommunications Ordinance, Crimes Ordinance and Theft Ordinance make it an offense for unauthorized access to computer by telecommunication, to access a computer with criminal or dishonest intent, and extend the meaning of criminal damage to include misuse of computer programs or data, and burglary to include unlawfully causing a computer to function other than as it has been established and altering, erasing or adding any computer program or data. In this respect, any of the abovementioned computer related crimes committed by any staff, employees or agents, will subject us to possible criminal charges and/or investigations.

These rules and regulations are administered by the three branches of Hong Kong’s Commerce and Economic Development Bureau: (i) the Commerce, Industry and Tourism Branch (responsible for policy matters on Hong Kong's external commercial relations, inward investment promotion, intellectual property protection, industry and business support, tourism, consumer protection and competition), (ii) the Communications and Technology Branch (responsible for policy matters on broadcasting, film-related issues, overall view of creative (including film) industry, development of telecommunications, innovation and technology, and control of obscene and indecent articles); and (iii) the Office of the Government Chief Information Officer (responsible for policy, strategy and execution of information technology programs and initiatives).

If any of these government agencies acts to block or limit access to our website or adopt policies restricting our customers from providing us with accurate and up-to-date information, the value of our electronic trading platform could be negatively impacted, which would adversely affect our ability to offer compelling hiring and marketing solutions and subscriptions to our customers, enterprises, and professional organizations.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

Enterprises or Professional Organizations, Including Governmental Agencies, May Restrict Access to Our Website, Which Could Lead to the Loss or Slowing of Growth in Our Customer Base or the Level of Customer Engagement.

Our revenues are generated through the ability of our customers to access our electronic trading platform through the Internet and our website. Enterprises or professional organizations, including governmental agencies, could block access to our website or the Internet generally for a number of reasons such as security or confidentiality concerns or regulatory reasons, or any government of any jurisdiction in which we are considered to be carrying on business in may block or suspend our internet transmission capabilities. If these entities block or limit access to our website or adopt policies restricting our customers from providing us with accurate and up-to-date information, the value of our electronic trading platform could be negatively impacted, which would adversely affect our ability to offer compelling hiring and marketing solutions and subscriptions to our customers, enterprises, and professional organizations.

Our Revenue is Influenced by Trading Volume and Volatility, Which Are Directly Impacted by Domestic and International Market and Economic Conditions That Are Beyond Our Control.

During the past few years, there has been significant disruption and volatility in the global financial markets. Many countries, including the United States, have recently experienced recessionary conditions. Our revenue is influenced by the general level of trading activity in the gold and silver market. Our revenue and operating results may vary significantly from period to period primarily due to movements and trends in the world’s currency markets and to fluctuations in trading levels. We have generally experienced greater trading volume in periods of volatile markets. In the event we experience lower levels of currency volatility, our revenue and profitability will likely be negatively affected. Like other financial services firms, our business and profitability are directly affected by elements that are beyond our control, such as economic and political conditions, broad trends in business and finance, changes in the volume of transactions, changes in supply and demand for currencies, movements in currency exchange rates, changes in the financial strength of market participants, legislative and regulatory changes, changes in the markets in which such transactions occur, changes in how such transactions are processed and disruptions due to terrorism, war or extreme weather events. Any one or more of these factors, or other factors, may adversely affect our business and results of operations and cash flows. As a result, period-to-period comparisons of our operating results may not be meaningful and our future operating results may be subject to significant fluctuations or declines.

Reduced Spreads in Precious Metals, Levels of Trading Activity and Trading Through Alternative Trading Systems Could Reduce Our Revenues.

The evolution of technology and development of faster execution programs reduce profitability on transactions. Reduced revenues and increased competition could make the execution of trades and less profitable. In addition, new and enhanced alternative trading systems have emerged as an option for individual and institutional investors to carry out proprietary trades, which could result in reduced revenue.

A substantial portion of our revenue and operating profits is derived from our role as a service provider. In our role as a service provider, we attempt to derive a profit from the difference between the prices at which we buy and sell, or sell and buy, Loco London Gold and Silver contracts. Since these activities involve the purchase or sale of Loco London Gold and Silver contracts, we may incur trading losses for a variety of reasons, including:

  price changes in precious metals;

  lack of liquidity in precious metals in which we have positions; and

  Inaccuracies in our proprietary pricing mechanism, or rate engine, which evaluates, monitors and assimilates market data and reevaluates our outstanding currency quotes, and is designed to publish prices reflective of prevailing market conditions throughout the trading day.

These risks may affect the prices at which we are able to sell or buy Loco London Gold and Silver contracts, or may limit or restrict our ability to either resell precious metals that we have purchased or repurchased precious metals that we have sold.

Our Risk-Management Policies and Procedures May Not Be Effective and May Leave Us Exposed to Unidentified or Unexpected Risks.

We are dependent on our risk-management policies internal controls, control systems and compliance manuals set in place and the adherence to such policies, systems, and manuals by our trading staff. Our policies, procedures and practices used to identify, monitor and control a variety of risks, including risks related to human error, customer defaults, market movements, fraud and money-laundering, are established and reviewed by the risk committee of our board of directors. Under certain circumstances we may elect to adjust our risk-management policies to allow for an increase in risk tolerance, which could expose us to the risk of greater losses. To deal with and to manage our risks, our approach is discretionary by nature and are considered on a case by case basis and developed internally. We observe historical market behavior and also involve reliance on standard industry practices. These methods may not adequately prevent losses, particularly as they relate to extreme market movements, which may be significantly greater than historical fluctuations in the market. Our risk-management methods also may not adequately prevent losses due to technical errors if our testing and quality control practices are not effective in preventing software or hardware failures. We rely on a combination of technical and human controls and supervision that are subject to error and failure. These methods may not protect us against all risks or may protect us less than anticipated, in which case our business, financial condition and results of operations and cash flows may be materially adversely affected.

We Depend on Our tailor-made Technology. Any Disruption or Corruption of Our tailor-made Technology or Our Inability to Maintain Technological Superiority in Our Industry Could Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations and Cash Flows. We May Experience Failures While Developing Our Self-developed Technology.

We rely on our technology, particularly the electronic trading platform, to accurately and timely receive process internal and external data. Any disruption for any reason in the proper functioning of the electronic trading platform, or any corruption of our software may cause error trades or require us to suspend our services and could have a material adverse effect on our business, financial condition and results of operations and cash flows. In order to remain competitive, our proprietary technology is under continuous development and redesign. As we develop and redesign our proprietary technology, there is an ongoing risk that failures may occur and result in service interruptions or other negative consequences such as slower quote aggregation, slower trade execution, erroneous trades, or mistaken risk-management information.

We believe our technology has provided us with a competitive advantage relative to many of our competitors. If our competitors develop more advanced technologies, we may be required to devote substantial resources to the development of more advanced technology to remain competitive. The gold and silver market is characterized by rapidly changing technology, evolving industry standards and changing trading systems, practices and techniques. We may not be able to keep up with these rapid changes in the future, develop new technology, realize a return on amounts invested in developing new technologies or remain competitive in the future.

Systems Failures Could Cause Interruptions in Our Services or Decreases in the Responsiveness of Our Services Which Could Harm Our Business.

If our systems fail to perform, we could experience disruptions in operations, slower response times or decreased customer satisfaction. Our ability to facilitate transactions successfully and provide high quality customer service depends on the efficient and uninterrupted operation of our computer and communications hardware and software systems. These systems have in the past experienced periodic interruptions and disruptions in operations, which we believe will continue to occur from time to time. Our systems also are vulnerable to damage or interruption from human error, natural disasters, power loss, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. We do not have fully redundant capabilities. Any systems failure that causes an interruption in our services or decreases the responsiveness of our services could impair our reputation, damage our brand name and materially adversely affect our business, financial condition and results of operations and cash flows.

Our Cost Structure Is Largely Fixed. If Our Revenues Decline and We Are Unable to Reduce Our Costs, Our Profitability Will Be Adversely Affected.

Our cost structure is largely fixed. We base our cost structure on historical and expected levels of demand for our services, as well as our fixed operating infrastructure, such as computer hardware and software, hosting facilities and security and staffing levels. If demand for our services declines and, as a result, our revenues decline, we may not be able to adjust our cost structure on a timely basis and our profitability may be materially adversely affected.

Attrition of Customer Accounts and Failure to Attract New Accounts Could Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations and Cash Flows. Even if We Do Attract New Customers, We May Fail to Attract the Customers in a Cost-Effective Manner, Which Could Materially Adversely Affect Our Profitability and Growth.

Our customer base is primarily comprised of individual customers who generally trade in gold and silver. Although we offer products and tailored services designed to educate, support and retain our customers, our efforts to attract new customers or reduce the attrition rate of our existing customers may not be successful. If we are unable to maintain or increase our customer retention rates or generate a substantial number of new customers in a cost-effective manner, our business, financial condition and results of operations and cash flows would likely be adversely affected. For the year ended December 31, 2010, we incurred selling and marketing expenses of approximately $1.2 million. Although we have spent significant financial resources on selling and marketing expenses and related expenses and plan to continue to do so, these efforts may not be cost-effective at attracting new customers. In particular, we believe that rates for desirable advertising and marketing placements, including online, search engine, print and television advertising, are likely to increase in the foreseeable future, and we may be disadvantaged relative to our larger competitors in our ability to expand or maintain our advertising and marketing commitments.

The Loss of Our Key Employees Would Materially Adversely Affect Our Business, Including Our Ability to Grow Our Business.

Our key employee, including Hao Tang, our chief executive officer, has significant experience in the electronic trading platform industry and has made significant contributions to our business. Our continued success is dependent upon the retention of these and other key executive officers and employees, as well as the services provided by our trading staff, technology and programming specialists and a number of other key managerial, marketing, planning, financial, technical and operations personnel. The loss of such key personnel could have a material adverse effect on our business. In addition, our ability to grow our business is dependent, to a large degree, on our ability to retain such employees.

Any Future Acquisitions May Result in Significant Transaction Expenses, Integration and Consolidation Risks and Risks Associated With Entering New Markets, and We May Be Unable to Profitably Operate Our Consolidated Company.

Although our growth strategy has not focused historically on acquisitions, we may in the future selectively pursue acquisitions and new businesses. Any future acquisitions may result in significant transaction expenses and present new risks associated with entering additional markets or offering new products and integrating the acquired companies. Because acquisitions historically have not been a core part of our growth strategy, we do not have significant experience in successfully completing acquisitions. We may not have sufficient management, financial and other resources to integrate companies we acquire or to successfully operate new businesses and we may be unable to profitably operate our expanded company. Additionally, any new businesses that we may acquire, once integrated with our existing operations, may not produce expected or intended results.

Our Hong Kong operating subsidiary, Goldenway Precious Metals, offers and sells spot gold and silver contracts in Hong Kong. Pursuant to a client agreement with our affiliate, Goldenway HK, which is SFC licensed to engage in Type 1 and Type 2 regulated activities, Goldenway HK carries out on behalf of Goldenway Precious Metals transactions dealing with options, futures contracts and exchange traded products in Hong Kong. Spot contracts in gold and silver are not and may not be offered in the U.S. by us, including by our non-U.S. subsidiary, and are not eligible for resale to U.S. residents. They are not currently registered with the U.S. Securities and Exchange Commission or any other U.S. regulators.

We May Be Unable to Respond to Customers’ Demands for New Services and Products and Our Business, Financial Condition and Results of Operations and Cash Flows May Be Materially Adversely Affected.

Our customers may demand new services provided by our online trading platform. If we fail to identify these demands from customers or update our services accordingly, and new services and products provided by our competitors may render our existing services and products less competitive. Our future success will depend, in part, on our ability to respond to customers’ demands for new services and products on a timely and cost-effective basis and to adapt to address the increasingly sophisticated requirements and varied needs of our customers and prospective customers. We may not be successful in developing, introducing or marketing new services and products. In addition, our new service and product enhancements may not achieve market acceptance. Any failure on our part to anticipate or respond adequately to customer requirements, or any significant delays in the development, introduction or availability of new services, products or service or product enhancements could have a material adverse effect on our business, financial condition and results of operations and cash flows.

We May Be Unable to Respond to the Evolving Industry Practices and Technology Solutions, and Our Business, Financial Condition and Results of Operations and Cash Flows May Be Materially Adversely Affected.

To remain competitive as a precious metals online trading platform provider, we must continue to invest in research and development of new technology solutions in order to keep up with the ever evolving industry practices and enhancements to our existing solutions. The process of developing new technologies, products and services is complex and expensive. The introduction of new solutions by our competitors, the market acceptance of competitive solutions based on new or alternative technologies or the emergence of new industry practices could render our solutions less competitive.

Our Failure to Adequately Compete in Other Emerging Markets, Either Directly or Through Agents or Other Business Partners, Could Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations and Cash Flows.

Expanding our business in other emerging markets is an important part of our growth strategy. To compete successfully in these emerging markets, we must continue to design, develop, and sell new and enhanced precious metals online trading program and services that are culturally acceptable to these emerging markets. We anticipate that emerging markets will include potentially high growth opportunities, offset by potential entrenched local competition, higher credit risks, cultural differences, less developed and established local financial and banking infrastructure, reduced protection of intellectual rights, inability enforce contract in some jurisdictions, difficulties and costs associated with staffing and managing foreign operations, including reliance on newly hired local personnel, currency and tax laws that may prevent or restrict the transfer of capital and profits among our various operations around the world; and time zone, language and cultural differences among personnel in different areas of the world. If we do not develop innovative and reliable precious metals online trading program and services in a cost-effective and timely manner which are attractive to consumers in these markets, if consumer demand for precious metals online trading in emerging markets does not increase as much as we expect, or if we invest resources in products or geographic areas which do not produce the growth or profitability we expect, or when we expect it, our business and results of operations could be significantly harmed.

Our Operations Present Special Challenges and Our Failure to Adequately Address Such Challenges or Compete in These Markets, Either Directly or Through Agents or Other Business Partners, Could Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations and Cash Flows.

Expanding our business in other emerging markets is an important part of our growth strategy. Due to certain cultural, regulatory and other challenges relevant to those markets, however, we may be at a competitive disadvantage in those regions relative to local firms or to international firms that have a well-established local presence. These challenges include:

  less developed or mature local technological infrastructure and higher costs, which could make our products and services less attractive or accessible in emerging markets;

  difficulty in complying with the diverse regulatory requirements of multiple jurisdictions, which may be more burdensome, not clearly defined, and subject to unexpected changes, potentially exposing us to significant compliance costs and regulatory penalties;

  less developed and established local financial and banking infrastructure, which could make our products and services less accessible in emerging markets;

  reduced protection of intellectual property rights;

  inability to enforce contracts in some jurisdictions;

  difficulties and costs associated with staffing and managing foreign operations, including reliance on newly hired local personnel;

  tariffs and other trade barriers;

  currency and tax laws that may prevent or restrict the transfer of capital and profits among our various operations around the world; and

  time zone, language and cultural differences among personnel in different areas of the world.

RISKS RELATED TO REGULATION

Litigation and Regulatory Investigations May Result in Significant Financial Losses and Harm to Our Reputation.

We face significant risk of litigation, regulatory investigations and similar actions in the ordinary course of our business, including the risk of lawsuits and other legal actions relating to unauthorized transactions, error transactions, breach of data privacy laws, breach of fiduciary or other duties. Any such action may include claims for substantial or unspecified compensatory damages, as well as civil, regulatory or criminal proceedings against our directors, officers or employees, and the probability and amount of liability, if any, any remain unknown for significant periods of time. We may be also subject to various regulatory inquiries, such as information requests and book and records examinations, from regulators and other authorities in the geographical markets in which we operate.

A substantial liability arising from a law suit judgment or a significant regulatory action against us or a disruption in our business arising from adverse adjudications in proceedings against our directors, officers or employees could have a material adverse effect on our business, financial condition and results or operations. Moreover, even if we ultimately prevail in the litigation, regulatory action or investigation, we could suffer significant harm to our reputation, which could materially affect our prospects and future growth, including our ability to attract new customers, retain current customers and recruit and retain employees and agents.

Data Privacy Law, Rules and Regulations in Our Geographical Markets Could Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operation.

We are subject to data privacy laws, rules and regulations that regulate the use of customer data. In Hong Kong we are governed by the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) and as a data user we are prohibited from doing or engaging in any practice that contravenes the data protection principles set out therein. Compliance with these laws, rules and regulations may restrict our business activities, require us to incur increased expenses and devote considerable time to compliance efforts.

Servicing Customers Via the Internet May Require Us to Comply With the Laws and Regulations of Each Country in Which We Are Deemed to Conduct Business. Failure to Comply With Such Laws May Negatively Impact Our Financial Results.

Since our services are available over the Internet in foreign countries and we have customers residing in foreign countries, foreign jurisdictions may require us to qualify to do business in their country. We believe that the number of our customers residing outside of the United States will increase over time. We are required to comply with the laws and regulations of each country in which we conduct business, including laws and regulations currently in place or which may be enacted related to Internet services available to their citizens from service providers located elsewhere. Any failure to develop effective compliance and reporting systems could result in regulatory penalties in the applicable jurisdiction, which could have a material adverse effect on our business, financial condition and results of operations and cash flows.

Presently all transactions for spot contracts on gold and silver are executed and completed in Hong Kong although our customers may not reside in Hong Kong. Customers may access our electronic trading platform via the Internet from anywhere in the world, but all instructions are first communicated to us and then executed in Hong Kong. The acceptance of customer order by Internet in a jurisdiction other than Hong Kong may require us to comply with the laws of that jurisdiction and failure to comply may have a material negative impact on our financial condition and business results.

Without Local PRC Registration, Licensing or Authorization, We May Be Subject to Possible Enforcement Action and Sanction for Our Operations in the PRC if Our Operations Are Deemed to Have Violated PRC Regulations.

For the fiscal year ended December 31, 2010, all of our spot contracts trades were executed and concluded in Hong Kong where, the industry is unregulated.  However, when permitted, we promote our services to customers outside of Hong Kong, including to customers in China where our industry is regulated. The regulatory rules and procedures for engaging in our business in China are complex and are not as clear as those in many other jurisdictions and so we have not sought licensing from PRC government authorities to conduct, and we do not conduct our business operations in China. We do work with third party agents to promote and introduce our services to individuals and businesses in China and we accept them as customers via our website.  Our PRC legal counsel, the Beijing Dacheng (Guangzhou) Law Offices, has advised us that our activities in China are in compliance with PRC law because such activities are purely promotional and never involve the conduct of any business transactions in China.  We cannot assure you that PRC rules and regulations will not change such that we can no longer engage in such promotional activities or offer our precious metals trading services to PRC residents online.  In such case, we may be subject to fines, penalties, or sanctions or may be required to cease such offerings to PRC residents all together.  These restrictions may limit our ability to increase revenues and would have a material adverse effect on our results of operations.

Our Growth May Be Limited by Various Restrictions and We Remain at Risk That We May Be Required to Cease Operations if We Become Subject to Regulation by Local Government Bodies.

We currently have only a limited presence in a number of significant markets and may not be able to gain a significant presence there unless and until regulatory barriers to international firms in certain of those markets are modified. Consequently, we cannot assure you that our international expansion will continue and that we will be able to develop our business in emerging markets as we currently plan. Furthermore, we may be subject to possible enforcement action and sanction if we are determined to have previously offered, or currently offer, our services in violation of local government’s regulations. In these circumstances, we are exposed to sanction by local enforcement agencies and our contracts with customers may be unenforceable. We may also be required to cease the conduct of our business with customers in the relevant jurisdiction and/or we may determine that compliance with the regulatory requirements for continuance of the business is too onerous to justify making the necessary changes to continue that business.

Procedures and Requirements of the Patriot Act May Expose Us to Significant Costs or Penalties.

As participants in the financial services industry, we are, and our subsidiaries are, subject to laws and regulations, including the Patriot Act of 2001, that require that we know our customers and monitor transactions for suspicious financial activities. The cost of complying with the Patriot Act and related laws and regulations is significant. We face the risk that our policies, procedures, technology and personnel directed toward complying with the Patriot Act are insufficient and that we could be subject to significant criminal and civil penalties due to noncompliance. Such penalties could have a material adverse effect on our business, financial condition and results of operations and cash flows. In addition, as an online financial services provider with customers worldwide, we may face particular difficulties in identifying our customers and monitoring their activities.

RISKS RELATED TO THIRD PARTIES

We Rely on Third-Party Providers in Several Areas of Our Operations and therefore Do Not Have Full Control over the Services Provided to Our Customers.

We rely on our affiliate, Gateway, to maintain our electronic trading platform and information technology services. If Gateway were to fail to provide technical services with respect to our electronic trading platform, and we were unable to secure an adequate alternative, our business and results of operation could be materially affected.

We also rely on our affiliate, Goldenway HK, to carry out all our futures contracts and options (if any) both of which are regulated activities as defined under the SFO. If Goldenway HK were to fail to provide execution of regulated activities services for us, and we were unable to secure an adequate alternative, our business and results of operation could be materially affected.

We are Subject to Counterparty Risk Whereby Defaults by Parties With Whom We Do Business Can Have an Adverse Effect on Our Business, Financial Condition and Results of Operations and Cash Flows.

In order to reduce our contract positions risk exposures with customers, Goldenway Precious Metals entered the same transaction as customer on other CGSE member to minimize the risk exposure when the total net position is greater than a certain level. Therefore, our precious metals market making operations require a commitment of capital and involve risks of losses due to the potential failure of our customers or counterparty to perform their obligations under these transactions. Our margin policy allows customers to leverage their account balances by trading notional amounts that may be significantly larger than their cash balances. We mark our customers’ accounts to market each time a trading price in their portfolio changes. While this allows us to closely monitor each customer’s account, it does not guarantee our ability to eliminate negative customer account balances prior to an adverse trading price change. Although we have the ability to alter our margin requirements without prior notice to our customers, this may not eliminate the risk that our access to liquidity becomes limited or market conditions, including Loco London Gold and Silver price volatility and liquidity constraints, change faster than our ability to modify our margin requirements. In light of the current turbulence in the global economy, we face increased risk of default by our customers and other counterparties. For example, during the second half of 2008, Lehman Brothers Holdings Inc. declared bankruptcy, and many major U.S. financial institutions consolidated, were forced to merge or were put into conservatorship by the U.S. federal government. Any liability arising from our precious metals operations could be significant and could have a material adverse effect on our business, financial condition and results of operations and cash flows.

Failure of Third-Party Systems or Third-Party Service and Software Providers Upon Which We Rely Could Adversely Affect Our Business.

We rely on certain related party’s computer systems or third-party service and software providers, including trading platforms, back-office systems, Internet service providers and communications facilities. For example, for the 12 months ended December, 2010, 100% of our precious metals trading volume was derived from trades utilizing our Shenzhen Gateway Technology Limited’s electronic trading platform, a related party trading platform we license that is popular in the international retail trading community and offers our customers a choice in trading interfaces. Any interruption in these third-party services, or deterioration in their performance or quality, could adversely affect our business. If our arrangement with any third party is terminated, we may not be able to find an alternative systems or services provider on a timely basis or on commercially reasonable terms. This could have a material adverse effect on our business, financial condition and results of operations and cash flows.

Our Computer Infrastructure May Be Vulnerable to Security Breaches. Any Such Problems Could Jeopardize Confidential Information Transmitted Over the Internet, Cause Interruptions in Our Operations or Give Rise to Liabilities to Third Parties.

Our computer infrastructure is potentially vulnerable to physical or electronic computer break-ins, viruses and similar disruptive problems and security breaches. Any such problems or security breaches could give rise to liabilities to one or more third parties, including our customers, and disrupt our operations. A party able to circumvent our security measures could misappropriate proprietary information or customer information, jeopardize the confidential nature of information we transmit over the Internet or cause interruptions in our operations. Concerns over the security of Internet transactions and the safeguarding of confidential personal information could also inhibit the use of our systems to conduct precious metals transactions over the Internet. To the extent that our activities involve the storage and transmission of proprietary information and personal financial information, security breaches could expose us to a risk of financial loss, litigation and other liabilities. Our current insurance policies may not protect us against all of such losses and liabilities. Any of these events, particularly if they result in a loss of confidence in our services, could have a material adverse effect on our business, financial condition and results of operations and cash flows.

RISKS RELATED TO THE MARKET FOR OUR STOCK

The market price of our common stock can become volatile, leading to the possibility of its value being depressed at a time when you may want to sell your holdings.

The market price of our common stock can become volatile. Numerous factors, many of which are beyond our control, may cause the market price of our common stock to fluctuate significantly. These factors include:

  our earnings releases, actual or anticipated changes in our earnings, fluctuations in our operating results or our failure to meet the expectations of financial market analysts and investors;

  changes in financial estimates by us or by any securities analysts who might cover our stock;

  speculation about our business in the press or the investment community;

  significant developments relating to our relationships with our customers or suppliers;

  stock market price and volume fluctuations of other publicly traded companies and, in particular, those that are in our industry;

  customer demand for our products;

  investor perceptions of our industry in general and our Company in particular;

  the operating and stock performance of comparable companies;

  general economic conditions and trends;

  announcements by us or our competitors of new products, significant acquisitions, strategic partnerships or divestitures;

  changes in accounting standards, policies, guidance, interpretation or principles;

  loss of external funding sources;

  sales of our common stock, including sales by our directors, officers or significant stockholders; and

  additions or departures of key personnel.

Securities class action litigation is often instituted against companies following periods of volatility in their stock price. Should this type of litigation be instituted against us, it could result in substantial costs to us and divert our management’s attention and resources.

Moreover, securities markets may from time to time experience significant price and volume fluctuations for reasons unrelated to the operating performance of particular companies. These market fluctuations may adversely affect the price of our common stock and other interests in our Company at a time when you want to sell your interest in us.

Although publicly traded, the trading market in our common stock has been substantially less liquid than the average trading market for a stock quoted on the Nasdaq Global Market and this low trading volume may adversely affect the price of our common stock.

Our common stock trades on the OTCQB Market. The trading market in our common stock has been substantially less liquid than the average trading market for companies quoted on the Nasdaq Global Market. Limited trading volume will subject our shares of common stock to greater price volatility and may make it difficult for you to sell your shares of common stock at a price that is attractive to you.

We may be subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. If our common stock becomes a “penny stock,” we may become subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by the Penny Stock Rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview of our Business

We were organized under the laws of the State of Nevada on September 10, 2007. Since September 30, 2011, through our subsidiary, Goldenway Precious Metals, we are a recognized electronics trading member of the Chinese Gold and Silver Exchange Society, or the CGSE, in Hong Kong, and hold a Type AA License, which authorizes us to engage in the electronic trading of Kilo Gold and Loco London Gold and Silver. We provide bullion trading services via our 24-hour electronic trading platform and telephone transaction system in Hong Kong. Our trading platform provides our customers with CGSE price quotations on gold and silver spot contracts, on a Loco London basis, as well as information updates on the gold and silver market, based on an evaluation of third-party market pricing sources such as M-Finance and Bloomberg. We also trade spot contracts of precious metals with other third-party providers of spot contract services in Hong Kong, and we purchase gold products from walk-in customers on a spot basis for conversion into bullion. See details regarding our services under the "Our Products, Services and Customers" heading in this report.

We face daily fluctuations in the price of gold and silver, foreign exchange rates, as well as interest rates. Although we have not done so since incorporation, through our Client Agreement with Goldenway HK, an entity owned and controlled by Goldenway Investments, our controlling stockholder, we may engage in the trade of futures contracts and other derivative instruments to hedge against these market risks. This is because Goldenway HK holds a Type 2 license which enables it to deal in futures contracts under Hong Kong’s Securities and Futures Ordinance, or SFO. Through this agreement we are also able to ensure our ability to cover any excess customer demand for gold and silver.

Our revenue from our online trading platform and the trade of spot contracts of precious metals is primarily derived from the difference between client’s bid and offer prices, once a transaction has been settled. Our revenue from our purchase of gold and silver products is earned on the resale of the resulting bullion or on the revaluation of precious metals on hand at higher prices.  Our revenues increased from $2.8 million in fiscal year 2009, to $18.33 million in fiscal year 2010, representing an increase of approximately 554%, and our net income increased to $5.56 million in fiscal year 2010, as compared to $0.88 million in fiscal year 2009. Our online trading platform accounted for approximately 99% and 100% of our revenues in fiscal year 2010 and 2009, respectively, and revenue generated from gold and silver products for resale accounted for 1% and $nil of our revenues during the respective periods.

Our principal executive offices are located at Suites 3701-4, 37/F, Tower 6, The Gateway, Harbour City, Tsim Sha Tsui, Kowloon, Hong Kong. The telephone number at our principal executive office is +852 3719-9399. All our transactions and the technologies, including the servers that carry out these transactions, are all executed and located in Hong Kong.

Recent Development

We intend to acquire Voltrex Limited or Voltrex, a foreign exchange company registered under the law of England for an aggregate purchase price of 1,301.978 (approximately, $2009,454).

Principal Factors Affecting Our Financial Performance

Our operating results are primarily affected by the following factors:

Dependence on Overall Market Conditions – Changes in the global financial markets, global economic conditions and political events affect levels of trading volumes in ways that we may not be able to predict. For example, in times of turmoil, people fear that their assets may be seized and that the currency may become worthless and the demand for gold rises. If the return on bonds, equities and real estate is not adequately compensating for risk and inflation then the demand for gold and other alternative investments such as commodities increases. Variations in trading levels caused by unpredictable market trends may cause our revenues and operating results to vary significantly from period to period, and period to period comparisons of our revenues and operating results may not be meaningful. A slowdown and subsequent stagnation in trading volume in the global financial markets, or a systemic problem affecting any financial market, could have a material adverse effect on our revenues and profitability.

Dependence on Self-developed Technology – Our success is highly dependent on our sophisticated technology that has been available only to us. If our technology were to become available to our competitors, or if our competitors adopt or develop similar or more advanced technologies, our operating results may be adversely affected. Further, we may not be able to keep up with rapid changes in technology, evolving industry standards and changing trading systems, practices and techniques to remain competitive in our industry.

Computer System Failures – The success of our business depends on the efficient and uninterrupted operations of our computer and communications hardware and software systems. Our service has occasionally experienced system interruptions in the past due to various reasons, some of which were beyond our control. We expect to experience occasional system interruptions from time to time in the future, which may have an adverse effect on our business.

Results of Operations

Comparison of Six Months Ended June 30, 2011 and June 30, 2010

The following table sets forth key components of our results of operations during the six months periods ended June 30, 2011 and 2010, both in dollars and as a percentage of our net sales.

	Six Months Ended			Six Months Ended
	June 30, 2011			June 30, 2010

REVENUES	Amount		% of	Amount	% of
			Total		Total
			Revenue		Revenue
Revenue	$18,586,779	$		6,780,197
Fair value change of precious metals	130,417			-
Total revenues	18,717,196			6,780,197

EXPENSES
Management fees	4,299,786		23.0%	900,989	13.3%
Trading expenses and commissions	4,046,142		21.6%	907,846	13.4%
Employee compensation and benefit	521,460		2.8%	425,906	6.3%
Selling and marketing expenses	480,239		2.6%	564,145	8.3%
Occupancy expenses	347,059		1.9%	203,992	3.0%
General and administrative expenses	554,802		3.0%	83,008	1.2%

Depreciation and amortization	198,561	1.1%		62,450	0.9%
Data processing and service fees	108,157	0.6%		491,495	7.2%
Bad debt expenses	454,762	2.4%		-	0.0%
Total expenses	11,010,968	58.8%		3,639,831	53.7%
Other income	4,738	0.0%		2,259	0.0%
INCOME BEFORE INCOME TAXES EXPENSE	7,710,966	41.2%		3,142,625	46.4%

INCOME TAXES
Current income tax	1,378,016	7.4%		535,438	7.9%
Future income tax recovery	(17,642)	(0.1%	)	(16,904)	(0.2%	)
	1,360,374	7.3%		518,534	7.6%
NET INCOME	6,350,592	33.9%		2,624,091	38.7%

OTHER COMPREHENSIVE INCOME
Foreign currency translation	(2,950)	(0.0%	)	(25,482)	(0.4%	)
COMPREHENSIVE INCOME	$6,347,642	33.9%		$2,598,609	38.3%

Revenue.  Our revenue from our online trading platform and the trade of spot contracts of precious metals is primarily derived from the difference between clients' bid and offer prices, once a transaction has been settled. Our revenue from our purchase of gold and silver products is earned on the resale of the resulting bullion or on the revaluation of precious metals on hand at higher prices. Total revenue increased by $11.94 million, or 176%, to $18.72 million for the six months ended June 30, 2011, as compared to $6.78 million for the same period in 2010. This increase was primarily due to $11.81 million increase in trading revenue during the 2011 period due to continued expansion of our customer base and trading volumes.  The number of our customers increased by 3725, or 161%, from 6,132 customers as of December 31, 2010, to 9,857 customers as of June 30, 2011.  For the six months period ended June 30, 2011, the top ten of our new customers contributed $4.96 million, or 26% of the total revenue.  Our online trading platform accounted for approximately 99% and 100% of our revenues six-month periods ended June 30, 2011 and 2010, respectively, and revenue generated from gold and silver products for resale accounted for 1% and $nil of our revenues during the respective periods.

Fair value changes of precious metals represented physical precious metals that were purchased from customers at the historical spot rate during the period and were marked to market at each balance sheet date.

Management fee. Prior to our acquisition of Goldenway Precious Metals, our subsidiary, it incurred a substantial amount of management fees charged by, its former parent company and our controlling stockholder, Goldenway Investments. The management fees mainly comprised of management’s remuneration, staff costs for the provision of oversight from key management personnel and jointly shared employees from various departments. Management fees increased by $3.40 million, or 377%, to $4.30 million in the six month ended June 30, 2011, as compared $0.90 million in the same period in 2010. The increase was primarily due to an increase in entertainment, travelling and employment cost incurred by Goldenway Investments during the 2011 period in connection with its business development activities and recruitment of IT maintenance and product development staff on behalf of Goldenway Precious Metals. There was a $0.67 million, or 228% increase in entertainment and travel expenses from the increase in business development activities, and a $2.46 million, or 526% increase in employment costs, primarily due to increased recruitment of IT maintenance and product development staff in order to support rapid growth in trading volumes on our e-commerce platform. Effective as of November 1, 2011, relevant key management personnel as well as relevant staff are being employed directly by the Company and therefore, the management fee is no longer being assessed.

Trading expenses and commissions. Trading expenses and commissions increased at a greater rate than revenue, partly because an increase in customers, approximately 17% of whom were introduced by agents, resulted in a $1.1 million, or 240%, increase in agency fees, from $0.3 million for the six months ended June 30, 2010 to $1.43 million for the same period in 2011. The increase was also attributable to our switch to a new transfer agent with more flexibility and shorter remittance intervals (to the benefit of our customers) but with a higher per transaction charge rate (which is absorbed by us). For the six-month periods ended June 30, 2011 and 2010, the switch to a new transfer agent contributed 53% and 27% of total trading expenses and commissions, respectively. We believe that the change in transfer agent helped us to achieve a higher trading volume during the period but also reflected the higher trading expenses and commissions as compared to the 2010 period.

Employee compensation and benefit. Employee compensation and benefit increased by $0.10 million, or 22%, to $0.52 million in the six months ended June 30, 2011, as compared to $0.43 million in the same period in 2010. The increase was primarily due to an increase in the number of new employees as a result of our business expansion.

Selling and marketing expenses. Selling and marketing expenses decreased by $0.08 million, or 15%, to $0.48 million in the six months ended June 30, 2011, as compared $0.56 million in the same period in 2010. The decrease was mainly due to the amortization of advertising fee to our spokesman, Simon Yam, during the 2011 period, which amounted to $0.52 million and was recognized early in the 2010 period.

Occupancy expenses. Occupancy expenses increased by $0.14 million, or 70%, to $0.35 million in the six months ended June 30, 2011, as compared $0.20 million in the same period in 2010. The increase was primarily due to rent payable under a new rental agreement for an additional office location for Goldenway Precious Metals at the Harbour City Building, Tsim Sha Tsui, Hong Kong.

General and administrative expenses. General and administration expenses increased by $0.47 million, or 568%, to $0.55 million in the six months ended June 30, 2011, as compared $0.08 million in the same period in 2010. The increase was primarily due to the increase in the number of employees and related administrative expense.

Depreciation and amortization. Depreciation and amortization increased by $0.14 million, or 218%, to $0.20 million in the six month ended June 30, 2011, as compared $0.06 million in the same period in 2010, primarily due to the $0.08 million acquisition of a vehicle for our company clients, and $0.11 million in renovation fees for our new office space.

Data processing and service fee. Data processing and service fees decreased by $0.38 million, or 78%, to $0.11 million in the six month ended June 30, 2011, as compared $0.49 million in the same period in 2010. The decrease was primarily due to a $0.24 million decrease in service fees in connection with our switch to Gateway, an affiliated company, for our software maintenance services during the 2011 period. For the six months ended June 30, 2011, the portion of our data processing and service fees that related to the costs associated operating and maintaining the Company’s online trading platform amounted to HK$250,000 (approximately, $32,000), or 30%. The remaining amount represents costs incurred for general IT services, such as for the maintenance of our network infrastructure.

Bad debt expenses. Bad debt expenses increased by $0.45 million in the six months ended June 30, 2011, as compared to $nil in the same period in 2010. The increase was primarily due to an increase in the closure and balancing of low margin accounts. In accordance with our policy, our trading platform is programmed to instantly close all customer accounts with open positions that fall below our margin level requirement. Such closure is automatic and no customer accounts are below this requirement that have not been closed. If upon closure any such client's total realized loss is greater than its trading account balances, a negative balance will incur to which we will make an adjustment to bring the account back to zero and such adjustment is considered uncollectible and therefore written off as bad debt.

Income before income taxes expense. Income before income taxes expenses increased by $4.57 million, or 145%, to $7.71 million in the six months ended June 30, 2011, compared $3.14 million in the same period in 2010. This increase was primarily contributed by a $11.80 million increase in trading revenue and offset by a $7.37 million increase in total expense during the 2011 period as a result of our increased customer base.

Income taxes. Income tax expenses increased by $0.84 million, or 156%, to $1.38 million in the six months ended June 30, 2011, as compared $0.54 million in the same period in 2010, due to the substantial increase in profit during the 2011 period.

Net income. For the foregoing reasons, during the six months ended June 30, 2011, we generated a net income of $6.35 million, an increase of $3.73 million, or 142%, from $2.62 million in the same period in 2010.

Year Ended December 31, 2010 Compared to Nine Months Ended December 31, 2009

The following table sets forth key components of our results of operations during the fiscal years ended December 31, 2010 and the nine months ended 2009, both in dollars and as a percentage of our net sales.

				For the Period from
	For the Fiscal			April 7, 2009
	Year Ended			(Date of Inception)
	December 31,			to December 31,
			2010		2009

REVENUES	Amount		% of	Amount	% of
			Total		Total
			Revenue		Revenue
Revenue	$18,530,024	$		2,803,350
Investment loss	(304,245)			-
Fair value change of precious metals	105,349			-
Total revenues	18,331,128			2,803,350
EXPENSES
Management fees	5,199,457		28.4%	-	-
Trading expenses and commissions	2,674,618		14.6%	379,083	13.5%
Selling and marketing expenses	1,220,959		6.7%	271,895	9.7%
Employee compensation and benefit	905,889		4.9%	299,241	10.7%
Data processing and service fees	638,676		3.5%	419,832	15.0%
Occupancy expenses	537,740		2.9%	166,096	5.9%
General and administrative expenses	220,774		1.2%	91,434	3.3%
Depreciation and amortization	218,586		1.2%	18,849	0.7%
Bad debt expenses	47,051		0.3%	108,873	3.9%

Total expenses	11,663,750	63.6%		1,755,303	62.6%
Other income	7,310	0.0%		836	0.0%
INCOME BEFORE INCOME TAXES EXPENSE	6,674,688	36.4%		1,048,883	37.4%
INCOME TAXES
Current income taxes	1,382,220	7.5%		176,984	6.3%
Deferred income taxes recovery	(273,352)	(1.5%	)	(5,324)	(0.2%	)
	1,108,868	6.0%		171,660	6.1%
NET INCOME	5,565,820	30.4%		877,223	31.3%

OTHER COMPREHENSIVE INCOME
Foreign currency translation	(50,072)	(0.3%	)	(2,035)	(0.1%	)
COMPREHENSIVE INCOME	$5,515,748	30.1%		$875,188	31.2%

Revenue. Total revenue increased by $15.53 million, or 554%, to $18.33 million for the year ended December 31, 2010, compared to $2.80 million for the nine months ended December 31, 2009. This increase was primarily due to a $15.73 million increase in trading revenue during the year of 2010. This increase is attributable to higher retail trading volumes during the year of 2010.

Management fee. Management fee was $5.20 million for the year ended December 31, 2010, compared to $nil for the nine months ended December 31, 2009. Management fee expenses were comprised of rental, entertainment, travel and employment expenses which were incurred by Goldenway Investments during the year of 2010.

Trading expenses and commissions. Trading expenses and commissions increased by $2.30 million, or 606%, to $2.67 million for the year ended December 31, 2010, compared to $0.38 million for the nine months ended December 31, 2009. The increase was primarily due to the increase of customer trading volume.

Selling and marketing expenses. Selling and marketing expenses increased by $0.95 million, or 352%, to $1.22 million for the year ended December 31, 2010, compared to $0.27 million for the nine months ended December 31, 2009. The increase was primarily due to the amortization of advertising fee on the two year contract with our spokesman, Simon Yam, which was signed in late 2009. The balance of the spokesman fee, of approximately $0.2 million, was realized as an expense in 2010, and the marketing seminar cost was $0.03 million in November 2010.

Employee compensation and benefit. Employee compensation and benefit increased by $0.61 million, or 203%, to $0.91 million for the year ended December 31, 2010, compared to $0.3 million for the nine months ended December 31, 2009. The increase was primarily due to an increase in the number of new employees as a result of our business expansion.

Data processing and service fee. Data processing and service fee increased by $0.22 million, or 52%, to $0.64 million for the year ended December 31, 2010, as compared $0.42 million for the nine months ended December 31, 2009. The increase was primarily due to increased CGSE reference code fees in connection with the increase in trading volume, and an increase in data processing fees during the period of 2010.

Occupancy expenses. Occupancy expenses increased by $0.37 million, or 224%, to $0.54 million for the year ended December 31, 2011, compared to $0.17 million for the nine months ended December 31, 2009. The increase was primarily due to our entry into a new lease agreement for two new offices located in Hong Kong.

General and administrative expenses. General and administration expenses increased by $0.13 million, or 120%, to $0.22 million for the year ended December 31, 2010, as compared to $0.1 million for the nine months ended December 31, 2009. The increase was primarily due to the increase in the number of employees and related administrative expense.

Depreciation and amortization. Depreciation and amortization increased by $0.20 million, or 1,060%, to $0.22 million for the year ended December 31, 2010, as compared to $0.02 million for the nine months ended December 31, 2009. This increase was primarily due to the acquisition of new office and computer equipment and the increase in improvements for our two new offices.

Bad debt expenses. Bad debt expenses decreased by $0.06 million, or 57%, to $0.05 million for the year ended December 31, 2010, as compared $0.11 million for the nine months ended December 31, 2009 due to a decrease in the closure and balancing of low margin accounts.

Income before income taxes. Income before income taxes increased by $5.63 million, or 536%, to $6.67 million for the year ended December 31, 2010, as compared $1.05 million for the nine months ended December 31, 2009. This increase was primarily contributed by a $15.73 million increase in trading revenue and offset by a $9.91 million increase in total expense.

Income taxes. Income tax expenses increased by $0.94 million, or 546%, to $1.11 million for the year ended December 31, 2010, compared to $0.17 million for the nine months ended December 31, 2009, due to substantial increase in trading revenue during the year of 2010.

Net income. As of December 31, 2010, for the foregoing reasons, we generated a net income of $5.57 million, an increase of $4.69 million, or 534%, from $0.88 million for the nine months ended December 31, 2009.

Liquidity and Capital Resources

To date, we have financed our operations primarily through cash flows from operations and equity contributions by our stockholders. Apart from restricted cash of HK$1 million deposited with Hantec Bullion Limited, a third party spot contract services provider, for the purpose of ensuring timely settlement of the Company’s trading activities, if any, we are not aware of any other restrictions that will significantly impact our ability to transfer cash within our corporate structure or restrict the net assets of our subsidiary, Goldenway Precious Metals. As of June 30, 2011, we had cash and cash equivalents of $4.26 million, primarily consisting of cash on hand and demand deposits. Our cash was denominated into HK$23.24 million (approximately, $3 million), and $1.26 million, representing 70% and 30% of our cash, respectively. The following table provides detailed information about our net cash flow for all financial statement periods presented in this report:

Cash Flows
(all amounts in millions of U.S. Dollars)

	Six Months Ended		Fiscal Year Ended
	June 30,		December 31,
	2011	2010	2010	2009
Net cash provided by (used in) operating activities	$7,778,366	$6,569,095	$11,789,095	$(875,325)
Net cash provided by (used in) investing activities	(11,492,585)	(1,190,936)	(14,164,523)	(1,638,826)
Net cash provided by (used in) financing activities	-	-	9,020,619	3,870,958
Effects of exchange rate change in cash	(1,284)	(20,642)	(25,270)	(1,076)
Net increase (decrease) in cash and cash equivalents	(3,715,503)	5,357,517	6,619,921	1,355,731
Cash and cash equivalent at beginning of the period	7,975,652	1,355,731	1,355,731	-
Cash and cash equivalent at end of the period	$4,260,149	$6,713,248	$7,975,652	$1,355,731

As a member of the CGSE, we are also subject to working capital and minimum asset requirements. Under the requirements, the minimum required working capital, defined as cash plus precious metals, is approximately $193,000 and the minimum required asset is $643,000. We were in compliance with these requirements as at June 30, 2011, December 31, 2010 and 2009. As of June 30, 2011, we had $4,260,149 in cash and $1,200,979 in gold and silver, $7,975,652 and $783,490, respectively, as at December 31, 2010, and $1,355,731 and $nil, respectively, as at December 31, 2009. As at June 30, 2011, December 31, 2010 and December 31, 2009, we had $23,760,047, $27,474,919 and $6,802,608, respectively, in total assets.

Operating Activities

Net cash provided by operating activities was $7.78 million for the six months ended June 30, 2011, as compared to $6.57 million for the same period in 2010, a increase of $1.21 million. The increase was due to $3.73 million higher net income and $2.52 million lower adjustments to reconcile net income to net cash provided by operating activities in the six months ended June 30, 2011 compared to the June 30, 2010. The lower adjustments to reconcile net income to net cash provided by operating activities was due to an increase in accounts receivables from transfer agents of $0.85 million for the six months ended June 30, 2011, compared to $1.28 million for the same period in 2010. Other receivables was a increase of $0.35 million for the six months ended June 30, 2011, compared to a decrease of $2.37 million for the same period in 2010, due to the settlement of accounts receivables from an unrelated party. Customer deposits increased by $3.82 million for six months ended June 30, 2011, versus $2.54 million for the same period in 2010, and income taxes payable decreased to $0.06 million for the six months ended June 30, 2011 as compared to an increase of $0.55 million for the same period in 2010.

Net cash provided by operating activities was $11.79 million for the year ended December 31, 2010, compared to cash used in operating activities was $0.88 million for the nine months ended December 31, 2009, an increase of $12.67 million. This increase was due to $4.69 million higher net income and $7.98 million material adjustments to reconcile net income to net cash provided by operating activities for the year ended December 31, 2010 compared to the nine months ended December 31, 2009. The increase was as a result of a decrease in receivables from transfer agents of $0.17 million for the year end December 31, 2010, compared to an increase of $0.76 million for the nine months ended December 31, 2009, as well as a decrease in other receivables of $1.96 million for the year ended December 31, 2010, compared to an increase in $2.37 million for the nine months ended December 31, 2009. For the year ended December 31, 2010, precious metals held by the Company increased to $0.68 million, compared to $nil for the nine months ended December 31, 2009; prepaid expenses decreased to $0.09 million for the year ended December 31, 2010, compared to an increase in $0.54 million for the nine months ended December 31, 2009; accrued expenses increased to $1.35 million for the year ended December 31, 2010, compared to an increase of $0.09 million for the nine months ended December 31, 2009; customer deposit increased to $3.42 million for the year ended December 31, 2010, compared to an increase of $0.97 million for the nine months ended December 31, 2009; income tax payable increased to $1.38 million for the year ended December 31, 2010, compared to an increase of $0.18 million for the nine months ended December 31, 2009; and due to related parties decreased to $0.59 million for the year ended December 31, 2010, compared to an increase of $0.6 million for the nine months ended December 31, 2009.

Investing Activities

Net cash used in investing activities for the six months ended June 30, 2011 was $11.49 million, compared to $1.19 million net cash used in investing activities for the same period of 2010, an increase of $10.30 million, or 865%. The reason for the increase in cash used during the six months ended June 30, 2011, was our use of $4.51 million as a first installment on our payment for a motor vessel used by the Company to entertain and serve the Company’s VIP customers and business partners. The balance was prepaid in full during the second quarter of 2011 for the acquisition of a motor vessel.

Net cash used in investing activities was $14.16 million for the year ended December 31, 2010, compared to $1.64 million for the nine months ended December 31, 2009, an increase of $12.52 million. The increase is mainly due to an increase in due from related parties of $14.00 million for the year ended December 31, 2010, compared to an immaterial change for the nine months ended December 31, 2009, offset by a decrease in due from director of $1.02 million for the year ended December 31, 2010, compared to an increase of $1.02 for the nine months ended December 31, 2009. Cash was also used to purchase property and equipment of $0.39 million during the year ended December 31, 2010, compared to $0.13 million cash used to purchase property and equipments for the nine months ended December 31, 2009. $0.80 million cash used to purchase intangible assets for the year ended December 31, 2010, compared to $0.48 million used for the nine months ended December 31, 2009.

The amount due from related parties as of June 30, 2011 and December 31, 2010 both represented balances due from Goldenway Investments, our controlling stockholder. There was an increase of $7.19 million due from related party in the six months ended June 30, 2011, compared to an increase of $1.91 million due from related party for the same period in 2010. The increase represented a cash outflow related to funds previously deposited as a capital injection by Goldenway Investments, but withdrawn during the period to support its own operations. The balance was subsequently reduced by dividend paid to and management fee charged by Goldenway Investments.

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. As of June 30, 2011, the Company has an accumulated deficit of $1,212,227 and a negative working capital of $1,552,771. The Company has in the past generated, and continues to generate net income and positive cash flows from operations. Management’s focus for 2011 and beyond is to expand its customer base and generate additional revenue and positive cash flow to the Company. In addition, management will closely monitor the use of funds on discretionary expenditures. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

Financing Activities

There were no financing activities for the six months ended June 30, 2011 and 2010. Cash provided by financing activities was $9.02 million for the year ended December 31, 2010, compared to $3.87 million for the nine months ended December 31, 2009, an increase of $5.15 million. The increase was due to the issuance of 70 million and 29.9 million ordinary shares with par value of $0.129 in 2010 and 2009, respectively.

Operating Lease Commitments

The Company leases its office space under non-cancelable operating lease agreements that expire on various dates through 2013. Future annual minimum lease payments, including maintenance and management fees, for non cancelable operating leases, are as follows:

		Six months	Fiscal Year
		ended June	ended December
		30, (in‘000)	31, (in‘000)

2011	$	Nil	$694
2012		670	385
2013		82	21
		$752	$1,100

Critical Accounting Policies

Basis of Accounting

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Changes in these estimates are recorded when known.

Significant estimates made by management include:

  Valuation of assets and liabilities requiring fair value estimates;

  The allowance for doubtful accounts and bad debt expense;

  The realization of deferred tax assets;

  Useful lives of property and equipment;

  The carrying amount of intangible assets and the amortization period of intangible assets with definite lives;

  Future cash flows associated with impairment testing for tangible and intangible assets; and

  Other matters that affect the reported amounts and disclosure of contingencies in the financial statements.

Actual results could differ from those estimates.

Revenue Recognition

The Company's revenue is derived from our managed flow activities between our retail customers, where we act as the counterparty to our customers' trades. Revenue is recognized in accordance with the standard, “Revenue Recognition ("Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition”). The Company generates revenue from trading precious metal spot contracts. SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the seller's price to the buyer is fixed and determinable; and (4) collectability is reasonably assured.

Precious metal price contracts generally involve the settlement of precious metal prices at market rates. Profits or losses are realized when customer transactions are liquidated. Unrealized profits or losses on open contracts are revalued at prevailing precious metal price (the difference between contract price and market price) at the date of the Balance Sheets are included in unrealized profits and losses, respectively, on the Balance Sheets.

The Company is also engaged in trading of precious metal price contracts with other trading companies. There were no unrealized profits or losses from open position as at December 31, 2010 and 2009. The realized losses are recorded as investment loss on the Statements of Operations and Comprehensive Income.

The Company also holds physical precious metals for trading. The precious metals were marked to market at each year end date. The changes in fair value of these precious metals are recorded as fair value change of precious metals on the Statements of Operations and Comprehensive Income.

Unrealized gains/losses on open contracts revalued at prevailing precious metal price (the difference between contract price and market price) at the dates of the balance sheets are included in unrealized profits/losses on open contracts.

Advertising

Advertising costs are incurred for the production and communication of advertising, as well as other marketing activities. The Company expenses the cost of advertising as incurred. The Company did not capitalize any production costs associated with advertising for 2010 or 2009.

Cash and cash equivalents

Cash is comprised of cash on hand and unrestricted deposits. Cash equivalents include highly liquid investments with maturities of three months or less when purchased. Cash equivalents are recorded at fair value.

Restricted Cash

Restricted cash represents security deposits withheld by an unrelated precious metal trading company with which the Company opened a trading account.

Fair Value of Financial Instruments

The standard, “Disclosures about Fair Value of Financial Instruments”, defines financial instruments and requires fair value disclosures for those instruments. The standard, “Fair Value Measurements”, defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. The carrying amounts reported in the balance sheets for cash, restricted cash, receivable from transfer agents, due from (to) related parties, due from director, other receivables, payables to brokers and others and accrued expenses qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The standard establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy defined by the standard are as follows:

Level 1

Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, listed equities and U.S. government treasury securities.

Level 2

Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category include non- exchange-traded derivatives such as over the counter forwards, options and repurchase agreements.

Level 3

Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management's best estimate of fair value from the perspective of a market participant. Level 3 instruments include those that may be more structured or otherwise tailored to customers' needs.

Receivables from Transfer Agents

The Company has agreements with several payment transfer agents who assist the customers to transfer funds to their trading accounts with the Company. The receivables from transfer agents represent funds collected by the agents from the customers and to be remitted to the Company.

Allowance for Doubtful Accounts

The Company records an increase in the allowance for doubtful accounts when the prospect of collection become doubtful. Management specifically analyzes accounts receivable and historical bad debt experience when evaluating the adequacy of the allowance for doubtful accounts. Should any of these factors change, the estimates made by management will also change, which could affect the level of our future provision for doubtful accounts.

Other Receivables

Other receivables represent miscellaneous receivables from various third parties.

Trading Precious Metals

The Company holds physical precious metals for trade. The precious metals were marked to market at each period end date.

Prepaid Expenses

The Company records goods and services paid for but not to be received until a future date as prepaid assets. These include payments for advertising and occupancy related expenses. Any prepaid expense to be realized beyond the next 12 months is classified as long-term.

Property and Equipment

Property and equipment are recorded at cost, net of accumulated depreciation. Identifiable significant improvements are capitalized and expenditures for maintenance and repairs are charged to expense as incurred. Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

Office equipment	5 years
Furniture and fixtures	5 years
Leasehold improvements	over the lease terms
Computer equipment	4 years

Reporting Currency and Foreign Currency Translation

As of December 31, 2010 and 2009, the accounts of the Company are maintained in their functional currency, the Hong Kong Dollar ("HK$"). The financial statements of the Company have been translated into U.S. dollars in accordance with the accounting standard on foreign currency translation. All assets and liabilities of the Company are translated at the exchange rate on the balance sheet date, shareholders' equity is translated at the historical rates and the statements of income and cash flows are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under comprehensive income and as a separate component of shareholders’ equity.

Foreign exchange rates used:

	December 31, 2010	December 31, 2009
Period end HK$/U.S. Dollar exchange rate	7.7810	7.7536
Average HK$/U.S. Dollar exchange rate	7.7686	7.7514

Intangible Assets

The standard, “Intangibles — Goodwill and Other”, requires purchased intangible assets other than goodwill to be amortized over their useful lives unless their lives are determined to be indefinite. The Company has two membership licenses issued by CGSE to trade precious metal price contracts and physical precious metals. The licenses are determined to have indefinite useful lives.

The Company compares the recorded value of its indefinite life intangible assets to their fair value on an annual basis and whenever circumstances arise that indicates that an impairment may have occurred.

The Company accounts for costs to acquire its trading platform and related software in accordance with the standard, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. The standard requires that such technology be capitalized in the application and infrastructure development stages. Costs related to training, administration and non-value-added maintenance are charged to expense as incurred. Capitalized software development costs are being amortized over the useful life, which the Company has estimated at 5 years.

Long-Lived Assets

In accordance with the standard, “Property, Plant and Equipment”, the Company periodically evaluates the carrying value of long-lived assets when events and circumstances warrant such review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such an asset is separately identifiable and is less than the carrying value. In that event, a loss is recognized in the amount by which the carrying value exceeds the fair market value of the long-lived asset. The Company has identified no such impairment losses.

Asset Retirement Obligations

In accordance with the standard, “Asset Retirement Obligations”, the Company recognizes an estimated liability for future costs associated with the restoration of the leased office space. A liability for the fair value of an asset retirement obligation and corresponding increase to the carrying value of the related leasehold improvements are recorded at the time the leasehold improvements are acquired. The increase in carrying value is included in property and equipments in the accompanying balance sheets. The Company depreciates the amount added to the related leasehold improvements and recognizes expense in connection with the accretion of the discounted liability over the remaining lease term.

Payable to Agents and Others

Payable to agents and others represents commission payable to agents, withdrawals requested by customers and other payables to various vendors.

Customer Deposits

Customer deposits include amounts due on cash and margin transactions. These transactions include deposits adjusted for gains or losses arising from settled trades in customer accounts.

Unrealized Profits or Losses on Open Contracts

Unrealized profits or losses on open contracts revalued at prevailing precious metal price (the difference between contract price and market price) at the date of balance sheets are included in unrealized profits or losses on open contracts.

Accumulated Other Comprehensive Income

The Company's accumulated other comprehensive income, consists of foreign currency translation from the Company`s functional currency, HK$, to reporting currency, U.S. dollars.

Income Taxes

The Company utilizes the standard, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of the interpretation, "Accounting for Uncertainty in Income Taxes”. The Company did not have any material unrecognized tax benefits and there was no effect on its financial condition or results of operations as a result of implementing the interpretation. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

Basic and Diluted Earnings per Share

Basic earnings per share is calculated by dividing income attributable to holders of ordinary shares by the weighted-average number of ordinary shares outstanding during the period. Diluted earnings per share reflect the potential dilution that could occur if contracts to issue ordinary shares were exercised or converted into ordinary shares during the period.

The Company does not have any securities that may potentially dilute the basic earnings per share.

Statement of Cash Flows

In accordance with the standard, "Statement of Cash Flows," cash flows from the Company's operations are calculated based upon the local currencies translated at the weighted average exchange rate for the year. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Management Risk

In the normal course of business, the Company executes precious metal contracts with its customers upon request on a margin basis. In connection with these activities, the Company acts as the counterparty. The Company seeks to manage its market risk by entering into offsetting contracts with other precious metal contract trading companies, if necessary, also on a margin basis. The Company seeks to control the credit risks associated with its customers' activities by requiring its customers to maintain margin collateral. The trading platform does not allow customers to enter into trades if sufficient margin collateral is not on deposit with the Company.

Accounting Principles Recently Adopted

In June 2009, the Financial Accounting Standards Board (“FASB”), issued FASB Accounting Standard Update (“ASU”) No. 2009-17, “Consolidations: Improvement to Financial Reporting by Enterprises Involved with Variable Interest Entities”. This standard eliminates certain scope exceptions previously permitted, provides additional guidance for determining whether an entity is a variable interest entity, and requires companies to more frequently reassess whether they must consolidate variable interest entities. The changes also replace the previously required quantitative approach to determining the primary beneficiary of a variable interest entity with a requirement for an enterprise to perform a qualitative analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. The standard is effective for interim and annual reporting periods beginning after January 1, 2010. The adoption on January 1, 2010 of this standard did not have a material effect on the Company’s financial statements.

In January 2010, the FASB issued the guidance ASU 2010-06, “Improving Disclosures about Fair Value Measurements”. This guidance amends existing disclosure requirements about fair value measurement and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements. This guidance became effective for the Company on January 1, 2010, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activities in Level 3 fair value measurements, which will be effective beginning in the first quarter of 2011. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued ASU 2010-09, “Subsequent Events (ASC Topic 855) Amendments to Certain Recognition and Disclosure Requirements”. ASU 2010-09 requires SEC filers to evaluate subsequent events through the date the financial statements are issued and removes the requirement to disclose a date in both issued and revised financial statements through which subsequent events were evaluated. The Company adopted the pronouncement for interim periods ending after March 31, 2010. The adoption did not have a material effect on the Company’s financial statements.

In March 2010, the FASB issued ASU 2010-11, “Scope Exception Related to Embedded Credit Derivatives”. The provisions of ASU 2010-11 amend ASC Topic 815, “Derivatives and Hedging”, to provide clarification on the bifurcation scope exception for embedded credit derivative features. The Company believes the adoption did not have material impact on the Company’s financial statements.

In December 2010, the FASB issued the amendment “Disclosure of supplementary pro forma information for business combinations”. The FASB amended the existing guidance to require a public entity, which presents comparative financial statements, to disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendment also expanded the required supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination, which are included in the reported pro forma revenue and earnings. The amendments are effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 16, 2010. Early adoption is permitted. The Company does not believe adoption will have any impact on its financial statements.

In December 2010, the FASB issued ASU 2010-28 “when to perform step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts”. The FASB amended the existing guidance to modify Step 1 of the goodwill impairment test for a reporting unit with a zero or negative carrying amount. Upon adoption of the amendment, an entity with a reporting unit that has a carrying amount that is zero or negative is required to assess whether it is more likely than not that the reporting unit’s goodwill is impaired. If the entity determines that it is more likely than not that the goodwill of the reporting unit is impaired, the entity should perform Step 2 of the goodwill impairment test for the reporting unit. Any resulting goodwill impairment should be recorded as a cumulative-effect adjustment to beginning retained earnings in the period of adoption. Any goodwill impairments occurring after the initial adoption of the amendment should be included in earnings. This guidance is effective for fiscal years and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The Company does not believe adoption will have any impact on its financial statements.

In September 2011, the FASB issued ASU 2011-08, Intangibles Goodwill and Other (Topic 350): The amendments in this Update will allow an entity to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Under these amendments, an entity would not be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments include a number of events and circumstances for an entity to consider in conducting the qualitative assessment. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. The Company does not expect the adoption of ASU 2011-04 to have a material impact on its unaudited interim condensed financial statements.

In June, 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. ASU 2011-05 requires entities to present net income and other comprehensive income in either a single continuous statement or in two separate, but consecutive, statements of net income and other comprehensive income. ASU 2011-05 is effective for fiscal years and interim periods beginning after December 15, 2011. The adoption of ASU 2011-05 will not have a material impact on the Company’s unaudited interim condensed financial statements.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This standard results in a common requirement between the FASB and the International Accounting Standards Board (“IASB”) for measuring fair value and for disclosing information about fair value measurements. ASU 2011-04 is effective for fiscal years and interim periods beginning after December 15, 2011. The Company is currently assessing whether the adoption of ASU 2011-04 will have a material impact on its unaudited interim condensed financial statements.

PROPERTIES

Our executive offices are located at Flat/RM 1209 Block 1, 33 Canton Road, Tsim Sha Tsui, Hong Kong. We also occupy approximately 3,144 square feet of space, located at Suite 3701 and Suites 3702-4, 37/F, Tower 6, The Gateway, Harbour City, Tsim Sha Tsui, Kowloon, Hong Kong, which we use for administration, marketing and customer service. The Company leases its office space under non-cancelable operating lease agreements that expire on various dates through 2013 as disclosed in more detail on the table below.

Premises	Lessor	Term of Tenancy	Rent and Charges
Suite No. 9 12th Floor of Tower 1, China Hong Kong City, No. 33 Canton Road, Kowloon, Hong Kong	Wide Harvest Investment Limited	2/22/2010-2/21/2013	HK$62,880 (approximately $8,080) per month for rent and HK$17,135 (approximately $2,202) per month for management fee and air conditioning fee
Suite 3702-04, 37th Floor of Tower 6, the Gateway Harbour City	Harbour City Estates Limited	6/15/2009-6/14/2012	HK$215,418 (approximately $27,682) per month for rent, HK$14,049 (approximately $1,805) per month for air- conditioning fee and HK10,770.90 (approximately $1,384) per month for service charge)
Suite 3701, 37th Floor of Tower 6, the Gateway Harbour City	Harbour City Estates Limited	11/15/2010-6/14/2012	HK$115,828 (approximately $14,884) per month for rent, HK7,805.80 (approximately $1,003) per month for air- conditioning fee and HK$7,805.80 (approximately $1,003)per month for service charge

We believe that all space is in good condition and that the property is adequately insured by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of September 30, 2011 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Flat/RM 1209 Block 1, 33 Canton Road, Tsim Sha Tsui, Hong Kong.

			Amount and
			Nature of
			Beneficial	Percent of
Name and Address of Beneficial Owner	Office, If Any	Title of Class	Ownership(1)	Class(2)
Officers and Directors
Hao Tang(3)	Chief Executive Officer	Common stock,	24,587,299	80.80%
		$0.001 par value
Yue Yuen Chan	Chief Financial Officer	Common stock,	0	0
		$0.001 par value
Jian Qin Huang	Director	Common stock,	0	0
		$0.001 par value
Ricky Wai Lam Lai	Director	Common stock,	0	0
		$0.001 par value
Tak Wah Tam	Director	Common stock,	0	0
		$0.001 par value
Chi Man Lo	Director	Common stock,	0	0
		$0.001 par value
Yousuf Rashed Al Marshoudi	Director	Common stock,	0	0
		$0.001 par value
Sultan Mohamed R. Alshara	Director	Common stock,	0	0
		$0.001 par value
Terry G. Bowering	Former President, Chief Executive Officer and Director	Common stock, $0.001 par value	2,000,000	6.57%
All officers and directors as a group (8 persons named above)		Common stock, $0.001 par value	24,587,299	87.37%
5% Security Holders
Goldenway Investments	--	Common stock,	24,587,299	80.80%
Holdings Limited (3)		$0.001 par value

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.
(2)	Based on 30,457,299 shares of common stock issued and outstanding after the closing of the share exchange transaction.
(3)	Mr. Hao Tang, our Chief Executive Officer, is deemed to be the beneficial owner of the shares held by Goldenway Investments, our controlling stockholder, because Goldenway Investments is owned and controlled by SMP Trustees (NZ) Limited of which Mr. Tang is the sole trustee.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our Company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

Name	Age	Position
Hao Tang	40	Chief Executive Officer
Yue Yuen Chan	36	Chief Financial Officer
Jian Qin Huang(1)	48	Director
Ricky Wai Lam Lai	48	Director
Tak Wah Tam(1)	45	Director
Chi Man Lo(1)	49	Director
Yousuf Rashed Al Marshoudi(1)	31	Director
Sultan Mohamed R. Alshara(1)	34	Director
Terry G. Bowering(2)	51	Former President, Chief Executive Officer and Director
_________________
(1)	Will become a director effective upon the 10th day following our mailing of the Information Statement to our stockholders.

(2)

On September 30, 2011, Mr. Bowering resigned from his position as our sole officer, effective immediately, and from his  position as a director, effective as of the 10th day following our mailing of the Information Statement to our stockholders.

Mr. Hao Tang: Mr. Tang has been our Chief Executive Officer since September 30, 2011. He is also the Chief Executive Officer of Goldenway Investments since April 2009. Prior to this employment with the Company, he was Director of Marketing at Cyberlink Pacific Limited from January 2005 until January 2008, Cyberlink Pacific Limited is an information technology company specialized in Voice-Over-IP and electronic commerce solution. From March 2001 until September 2004, Mr. Tang served as Branch Manager for the China Netcom Group Corporation in Shenzhen. Mr. Tang obtained his Bachelor degree in Computer Science at the Xiamen University in Xiaman, People’s Republic of China.

Mr. Yue Yuen Chan: Mr. Chan has been our Chief Financial Officer since September 30, 2011. Prior to this employment he served as Group Finance Director for ASA Holding Limited, responsible for the full service of financial services from the period of December 2009 until June 2011. From August 2007 until November 2009, Mr. Chan was the head of group Finance and Risk for Sunshine Partners Financial Holdings Limited, a Hong Kong Listed Company. Mr. Chan obtained his Master degree in Practicing Accounting at the Monash University in 2000. Mr. Chan is an International Affiliate of the Hong Kong Institute of Certified Public Accountants. He is also a member of the Taxation Institute of Hong Kong and Certified Tax Adviser.

Mr. Jian Qin Huang: Mr. Huang was appointed to serve as our Director, effective as of 10th day following the mailing of the Information Statement, and has served as a Director of Goldenway Precious Metals since February 2011. Prior to this, he served as a consultant at Citistar Financial from 2002 until 2011. From 1983 until 1989, he was the operation Controller for Guangzhou Huang pu Power Station. Mr. Huang holds a degree in Electrical Engineering and it Automation from Hon Hai University.

Mr. Ricky Wai Lam Lai: Mr. Lai was appointed to serve as our Director, effective as of 10th day following the mailing of the Information Statement, and has served as a Director of Goldenway Precious Metals since December 2009. Prior to this, he was responsible for the setup and management of stock brokerage operations for Grand Capital Asia Ltd in February 2008. From July 2006 until February 2008, he was Director of the Wealth management Department for Prudential Brokerage. From 1986 until 2006, Mr. Lai, held various stock broking and securities trading position with various Companies. Mr. Lai obtained his Master of Science in Accounting and Finance from London School of Economics & Political Science in 1990. He also holds a Bachelor degree in Social Sciences from the University of Hong Kong. Since 2003, Mr. Lai is a Chartered International Investment Analyst.

Mr. Tak Wah Tam: Mr. Tam will become a member of our board of directors on the 10th day following our mailing of the Information Statement to our stockholders. He is a fellow member of the Hong Kong Institute of Certified Public Accountants and a fellow member of the Association of Chartered Certified Accountants of the United Kingdom. Mr. Tam has over 20 years of experience in accounting, corporate finance and corporate development. From September 2009, Mr Tam is an executive director of New Smart Energy Group Limited, independent non-executive director of Siberian Mining Group Company Limited and Tech Pro Technology Development Limited, all companies are listed on the Main Board of the Stock Exchange and was an independent non-executive director of National Arts Holdings Limited, a company listed on the GEM Board of the Stock Exchange during the period from November 2004 to June 2009. Prior to this, from July 2006 until August 2009, Mr Tam was the Investment Director for Wo Cheong Holding Limited, a private company engaged in direct investment and M&A in the People’s Republic of China.

Mr. Chi Man Lo: Mr. Lo will become a member of our board of directors on the 10th day following our mailing of the Information Statement to our stockholders. Mr. Lo is a certified public accountant (practicing) in Hong Kong and was the sole proprietor of Daniel C M Lo & Co from 1991 until its 2009 merger with Akin CPA Limited where he now serves as the senior partner of the combined firm. Mr. Lo is a fellow member of the Association of Chartered Certified Accountants (1989) and the fellow member of the Hong Kong Institute of Certified Public Accountants (1989). He is also a fellow member of the Taxation Institute of Hong Kong (2010). He also holds a degree of Bachelor of Laws from the Beijing University, the peoples’ Republic of China (1997). Mr. Lo has been the Company Secretary of Vedan International (Holdings) Limited (#2317), a company listed on the Main Board in Hong Kong since 2003.

Mr. Yousuf Rashed Al Marshoudi: Mr. Al Marshoudi will become a member of our board of directors on the 10th day following our mailing of the Information Statement to our stockholders. Since September 2009, Mr. Al Marshoudi is a Senior Manager of Ajman Bank in Dubai, leading and mentoring a team of staff of a complete branch of the bank. Prior this, he was a branch Manager for the Emirates Bank for the Dubai and Fujairah Branch from December 2004 until January 2009. Mr. Al Marshoudi holds Bachelor degree in Business Information Systems from Bedhordshire University in the United Kingdom.

Mr. Sultan Mohamed R. Alshara: Mr. Alshara will become a member of our board of directors on the 10th day following our mailing of the Information Statement to our stockholders. He is currently a branch coordinator for the Abu Dhabi Securities Market, since January 2003. He is also a community coordinator of the Fujairah Women’s college since May 2003. Mr. Sultan Mohamed R. Alshara holds a Masters Degree in Strategic Marketing, and a Bachelors Degree in Finance and Banking from the UAE University. He has been a Certified Financial Consultant with the USA Institute of Financial Consultants since January 2005.

Terry G. Bowering: Mr. Bowering served as our President and Chief Executive Officer from September 2007 until his resignation on September 30, 2011, and will serve as a member of our board of directors until the 10th day following our mailing of the Information Statement to our stockholders. Since 2003, Mr. Bowering has also served as Managing Director and General Manager of China Doll Foods Ltd. (formerly Fastserve Foods Inc.), in Regina, Saskatchewan, Canada, where he oversees the daily business operations of China Doll’s restaurants and food services, as well as the corporate development and administrative duties for Allstar Restaurants. Prior to that, Mr. Bowering served, from 1999 to 2003, as a Director and Chief Executive Officer of Netforce Systems Inc., an Internet Services company, based in Antigua, West Indies. Mr. Bowering holds a Bachelor’s Degree in Finance from the University of Regina, and a Masters Degree in Business Administration from the University of Saskatchewan, Canada. Mr. Bowering currently resides in Regina, Canada.

Qualifications, Attributes, Skills and Experience Represented on the Board

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities, the Board believes that a diversity of professional experiences in the information technology, investment and stock trading industries, and knowledge of U.S. capital markets and of U.S. accounting and financial reporting standards should be represented on the Board. Set forth below is a tabular disclosure summarizing some of the specific qualifications, attributes, skills and experiences of our directors.

Director	Titles	Material Qualifications
Hao Tang	Chief Executive Officer	Bachelor degree in Computer Science
Experience in management, marketing and information technology industries
Jian Qin Huang	Director	Expertise in business management
Knowledge of the financial industry
Ricky Wai Lam Lai	Director	Master of Science in Accounting and Finance
Experience in business management
Over 15 years’ experience in stock trading and brokerage services
Knowledge of U.S. accounting and financial reporting standards
Tak Wah Tam	Director	Independent director of several Hong Kong listed companies
Over 20 years’ experience in accounting, corporate finance and corporate development
Chi Man Lo	Director	Expertise in business management
Knowledge of Hong Kong Stock Exchange (HKSE) compliance procedures gained as secretary of a HKSE listed company
Knowledge of accounting

Yousuf Rashed Al Marshoudi	Director	Bachelor degree in Business Information Systems
Experience in the financial industry
Sultan Mohamed R. Alshara	Director	Master’s degree in strategic marketing
Experience in the financial industry and knowledge of U.S. capital markets

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

  been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

  been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

  been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

  been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions, and Director Independence – Transactions with Related Persons,” none of our directors, director nominees or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

EXECUTIVE COMPENSATION

Summary Compensation Table — Fiscal Years Ended December 31, 2010 and 2009

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. None of our executive officers received total annual salary and bonus compensation in excess of $100,000.

				Stock	Option	All Other
	Fiscal	Salary	Bonus	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)
Hao Tang,	2010	-	0	0	0	0	-
Chairman and CEO (1)	2009	-	0	0	0	0	-
Terry G. Bowering,	2010	0	-	-	-	-	-
former CEO (2)	2009	0	-	-	-	-	-

(1)

On September 30, 2011, we acquired Goldenway Precious Metals in a transaction that was structured as a share exchange and in connection with that transaction, Mr. Tang became our Chairman and Chief Executive Officer, effective immediately. Prior to the effective date of the acquisition, Mr. Tang served in the same capacity at Goldenway Precious Metals. The annual, long term and other compensation shown in this table include the amount Mr. Tang received from Goldenway Precious Metals prior to the consummation of the acquisition.

(2)

Upon closing of the acquisition of Goldenway Precious Metals on September 30, 2011, Mr. Bowering resigned from all offices he held with us effective immediately, and from his position as our director effective as of the tenth day following the mailing of the Information Statement to our stockholders.

There was no cash or non-cash compensation awarded to, earned by or paid to our named executive officers for services rendered during the years ended December 31, 2010 and 2009.

Employment Agreements

On September 30, 2011, we entered into a two -year employment agreement with Hao Tang to serve as our Chief Executive Officer. The agreement provides for an annual salary of HKD380,000 (approximately, $48,830) and is eligible to earn an annual bonus and warrants, in such amount, if any, is subject to be determined by the Board of Directors.

On September 30, 2011, we entered into a two-year employment agreement with Yue Yuen Chan to serve as our Chief Financial Officer. The agreement provides for an annual base salary of not less than HKD600,000 (approximately, $77,101) and is eligible to earn an annual bonus and warrants, in such amount, if any, is subject to be determined by the Board of Directors.

Outstanding Equity Awards at Fiscal Year End

For the year ended December 31, 2010, no director or executive officer has received compensation from us pursuant to any compensatory or benefit plan. There is no plan or understanding, express or implied, to pay any compensation to any director or executive officer pursuant to any compensatory or benefit plan.

Compensation of Directors

No member of our Board of Directors received any compensation for his services as a director during the year ended December 31, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of the year of 2009, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

  On September 30, 2011, we acquired Goldenway Precious Metals from its sole shareholder, Goldenway Investment, whereby we acquired 100% of the issued and outstanding capital stock of Goldenway Precious Metals, in exchange for 24,587,299 shares of our common stock, par value $0.001, which constituted 80.80% of our issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of transactions contemplated by the share exchange agreement.

   Our electronic precious metals trading platform was developed for our exclusive use by Shenzhen Gateway Technology Limited, or Gateway, a PRC-based IT services provider in which our Chief Executive Officer, Mr. Tang, holds a 29% equity interest.  Pursuant to a software development contract, dated March 26, 2010, between us and Gateway, the intellectual property rights to the trading platform are owned jointly by both parties, but Gateway cannot use or share the technology without our written authorization.  If Gateway violates this provision, Gateway will be subject to a fine of HK$200,000 (approximately $25,786).  Under the terms of the agreement, Gateway assists us in the ongoing operation, maintenance and development of the platform in exchange for annual service fee of HK$6,000,000 (approximately, $773,584).. During the six months ended June 30, 2011 and 2010, the Company incurred $64,251 and $nil, respectively, in IT service fees to Gateway. During the fiscal year ended December 31, 2010, the Company paid Gateway HK$5 million (approximately, $643,633) to develop the trading platform which was recorded as an intangible asset, and also incurred HK$750,000 (approximately, $96,545) in IT maintenance fees to Gateway which was recorded as data processing and service fees under statements of operations and comprehensive income. As at December 31, 2010, the Company had prepaid $32,130 to Gateway for future IT services.

  ICICLE Technology Limited, or ICICLE, is a PRC-based IT service provider, and was owned and controlled by Dinglong Lu, who was a senior IT manager of Goldenway Investments. Dinglong Lu sold all of his shares in ICICLE in April 2010. During the six months ended June 30, 2010, the Company paid ICICLE $475,675 for IT services. During the fiscal years ended December 31, 2010 and 2009, the Company paid ICICLE $475,604 and $455,894, respectively, for IT services and recorded the expenses as data processing and service fees under statements of operations and comprehensive income. As at December 31, 2009, the Company had $105,586 to ICICLE for future IT services and ICICLE has provided the services.

  Goldenway Investments is the former parent of Goldenway Precious Metals and is now our controlling stockholder. On January 1, 2010, Goldenway Precious Metals entered into a management fee agreement with Goldenway Investments, pursuant to which Goldenway Investments provides management services to Goldenway Precious Metals in exchange for management fees based on the actual operating cost incurred by Goldenway Investments, plus a mark-up rate on certain operational costs. The management fee is payable on an annual basis or on demand after provision of management services by the Goldenway Investments. During the six months ended June 30, 2011 and 2010, Goldenway Precious Metals incurred $4,299,786 and $900,989, respectively, in management fees under this agreement, and during the fiscal year ended December 31, 2010, Goldenway Precious Metals incurred $5,199,457 in management fees to Goldenway Investments.

  Prior to our acquisition of Goldenway Precious Metals, it had loaned funds to Goldenway Investments, pursuant to a verbal agreement. The loan was unsecured, interest-free, with no fixed terms of repayments and repayable on demand. As at June 30, 2011, December 31, 2010 and December 31, 2009, Goldenway Investments owes Goldenway Precious Metals $6,786,676, $13,981,565 and $4,426, respectively. The loan was repaid in full in September 2011.

  Goldenway Investments (HK) Limited, or Goldenway HK, is a Hong Kong company owned and controlled by our controlling stockholder, Goldenway Investments, and is engaged in the brokerage and trade of security and futures contracts. The Company entered into a marketing agreement with Goldenway HK on October 1, 2009, pursuant to which Goldenway HK charges the Company an annual fee of approximately HK$5.4 million (approximately, $690,000). During the six months ended June 30, 2011 and 2010, the Company incurred $346,955 and $347,439, respectively, in consulting fees to Goldenway HK, and during the fiscal years ended December 31, 2010 and 2009, the Company incurred $695,124 and $174,162, respectively, in consulting fees to Goldenway HK, for marketing and advertising services. During 2009, the Company also borrowed $594,698 in funds from Goldenway HK, but as at December 31, 2010, all such funds had been repaid.

  On June 30, 2011, the Company declared a one-time aggregate dividend of $14,005,862, or $0.14 per share, on the 100,000,000 shares issued to Goldenway Investments, our controlling stockholder.

  Our Chief Executive Officer, Mr. Hao Tang, traded on the Company’s trading platform during fiscal years 2010 and 2009 and made a profit of $5,310 and $20,444, respectively. His deposit balance in the trading account with the Company as at December 31, 2010 and 2009 was $56,857 and $70,421, respectively. Prior to our acquisition of Goldenway Precious Metals, it had also advanced Mr. Tang an aggregate of $1,023,911, however this amount was repaid as at December 31, 2010.

All balances with related parties are non-interest bearing and have no fixed terms of repayments.

Interested Transactions Policy and Procedures

Since our acquisition of Goldenway Precious Metals, we have established policies and procedures for the review, approval, or ratification of any transaction with related persons. On January 1, 2012, our Board of Directors adopted the Goldenway, Inc. Interested Transactions Policy and Procedures (the “Policy”). Under the Policy, all Interested Transactions are subject to approval or ratification in accordance with the procedures set forth in the Policy and summarized below. The Policy defines an “Interested Transaction” as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $100,000 in any calendar year, (2) the Company is a participant, and (3) any Related Party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A “Related Party” is defined as any (a) person who is or was (since the beginning of the last fiscal year for which the Company has filed a Form 10-K, proxy statement or other disclosure including the information required by Form 10, even if they do not presently serve in that role) an executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of the Company’s common stock, or (c) immediate family member of any of the foregoing.

Under the Policy, the Board of Directors, or a committee established by the Board of Directors, must review the material facts of all Interested Transactions that require approval or ratification under the Policy and either approve or disapprove entry into the Interested Transaction, subject to the exceptions described below. If advance Board approval of an Interested Transaction is not feasible, then the Interested Transaction shall be considered and, if the Board determines it to be appropriate, ratified at the Board’s next regularly scheduled meeting.

In determining whether to approve or ratify an Interested Transaction, the Board will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the Related Party’s interest in the transaction. Under the Policy, no director may participate in any discussion or approval of an Interested Transaction for which he or she is a Related Party, except that such director may provide all material information concerning the Interested Transaction to the Board.

If an Interested Transaction will be ongoing, the Board may establish guidelines for our management to follow in its ongoing dealings with the Related Party. Thereafter, the Board, on at least an annual basis, must review and assess ongoing relationships with the Related Party to see that they are in compliance with the Board’s guidelines and that the Interested Transaction remains appropriate.

Standing Pre-Approval for Certain Interested Transactions

The Board has reviewed the types of Interested Transactions described below and determined that each of the following Interested Transactions shall be deemed to be pre-approved by the Board, even if the aggregate amount involved will exceed $100,000.

a.      Employment of Executive Officers. Any employment by the Company of an executive officer if (a) the related compensation is required to be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements; or (b) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements if the executive officer was a “named executive officer,” and the Board or a compensation

b.       Director Compensation. Any compensation paid to a director if the compensation is required to be reported in our proxy statement under Item 402 of the SEC’s compensation disclosure requirements;

c.     Certain Transactions with other Companies. Any transaction with another company at which a Related Party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that company’s shares, if the aggregate amount involved does not exceed the greater of $1,000,000, or 2 percent of that company’s total annual revenues;

d.       Certain Company Charitable Contributions. Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a Related Party’s only relationship is as an employee (other than an executive officer) or a director, if the aggregate amount involved does not exceed the lesser of $1,000,000, or 2 percent of the charitable organization’s total annual receipts;

e.        Transactions Where All Shareholders Receive Proportional Benefits. Any transaction where the Related Party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis (e.g. dividends).

f.        Transactions Involving Competitive Bids. Any transaction involving a Related Party where the rates or charges involved are determined by competitive bids.

g.       Regulated Transactions. Any transaction with a Related Party involving the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority.

h.      Certain Banking-Related Services. Any transaction with a Related Party involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

In addition to the foregoing Interested Transactions, the board of directors has delegated to the Chief Financial Officer and Chief Executive Officer the authority to pre-approve or ratify (as applicable  any Interested Transaction with a Related Party in which the aggregate amount involved is expected to be less than $250,000. In connection with each regularly scheduled meeting of the Board, a summary of each new Interested Transaction pre-approved by the Chief Financial Officer and Chief Executive Officer must be provided to the Board for its review.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

Each of Tak Wah Tam, Chi Man Lo, Yousuf Rashed Al Marshoudi and Sultan Mohamed R. Alshar were appointed to serve on our board of directors, effective as of 10th day following the mailing of the Information Statement. Each of Messrs. Tam, Lo, Marshoudi and Alshar are independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is quoted on the OTCQB Market under the symbol “CYIX.” Historically, there has not been an active trading market for our common stock. The following table sets forth, for the periods indicated, the high and low closing prices of our common stock. These prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

		Closing Bid Prices(1)
		High		Low
Fiscal year ended December 31, 2011
1st Quarter	$	N/A	$	N/A
2nd Quarter		2.00		0.60
3rd Quarter (through September 30, 2011 )		0.75		0.51

Fiscal year ended December 31, 2010
1st Quarter	$	N/A	$	N/A
2nd Quarter		0.20		0.10
3rd Quarter		0.30		0.30
4th Quarter		N/A		N/A

Holders

As of September 30, 2011 there were approximately 46 stockholders of record of our common stock. This number does not include shares held by brokerage clearing houses, depositories or others in unregistered form.

Dividends

On June 30, 2011, the Company declared a one-time aggregate dividend of $14,005,862, or $0.14 per share on the 100,000,000 shares issued to Goldenway Investments, our controlling stockholder. Any decisions regarding the additional declaration of dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 75,000,000, shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary in the PRC, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of the Company's common stock nor the holders of the Company's preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company's issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company's board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

  the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having:

(a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Our articles of incorporation state that we have elected not to be governed by the “business combination” provisions, therefore such provisions currently do not apply to us.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters' rights.

Our articles of incorporation state that we have elected not to be governed by the “control share” provisions, therefore, they currently do not apply to us.

Transfer Agent and Registrar

Our independent stock transfer agent is TranShare Corporation. Their mailing address is 5105 DTC Parkway, Suite 325, Greenwood Village, CO 80111, and their phone number is (303) 662-1112.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our Bylaws implement the indemnification and insurance provisions permitted by Chapter 78 of the NRS by providing that:

  The Company shall indemnify its directors to the fullest extent permitted by the NRS and may, if and to the extent authorized by the board of directors, so indemnify its officers and any other person whom it has the power to indemnify against liability, reasonable expense or other matter whatsoever.

  The Company may at the discretion of the board of directors purchase and maintain insurance on behalf of any person who holds or who has held any position identified in the paragraph above against any and all liability incurred by such person in any such position or arising out of his status as such.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In instances described above where we issued securities in reliance upon Regulation D, we relied upon Rule 506 of Regulation D of the Securities Act. These stockholders who received the securities in such instances made representations in substance that (a) the stockholder is acquiring the securities for his, her or its own account for investment and not for the account of any other person and not with a view to or for distribution, assignment or resale in connection with any distribution within the meaning of the Securities Act, (b) the stockholder agrees not to sell or otherwise transfer the purchased shares unless they are registered under the Securities Act and any applicable state securities laws, or an exemption or exemptions from such registration are available, (c) the stockholder has knowledge and experience in financial and business matters such that he, she or it is capable of evaluating the merits and risks of an investment in us, (d) the stockholder had access to all of our documents, records, and books pertaining to the investment and was provided the opportunity ask questions and receive answers regarding the terms and conditions of the offering and to obtain any additional information which we possessed or were able to acquire without unreasonable effort and expense, and (e) the stockholder has no need for the liquidity in its investment in us and could afford the complete loss of such investment. Management made the determination that the investors in instances where we relied on Regulation D are accredited investors (as defined in Regulation D) based upon management's inquiry into their sophistication and net worth. In addition, there was no general solicitation or advertising for securities issued in reliance upon Regulation D.

In instances described above where we indicate that we relied upon Section 4(2) of the Securities Act in issuing securities, our reliance was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference.

As a result of the closing of the acquisition of Goldenway Precious Metals, Goldenway Investment, its former shareholder acquired 80.80% of the total outstanding shares of our common stock and 80.80% total voting power of all our outstanding voting securities.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the Share Exchange Agreement on September 30, 2011, our sole director and officer, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that will become effective on the tenth day following our mailing of the Information Statement to our stockholders, which will be mailed on or about September 30, 2011. The resignation of Mr. Bowering was not in connection with any known disagreement with us on any matter.

On the same date, our board of directors increased its size from one to seven members and appointed Hao Tang, Jian Qin Huang, Ricky Wai Lam Lai, Tak Wah Tam, Chi Man Lo, Yousuf Rashed Al Marshoudi, and Sultan Mohamed R. Alshara to fill the vacancies created by such increase and Mr. Bowering’s resignation. Mr. Tang’s appointment became effective upon the closing of the acquisition on September 30, 2011, and the remaining appointments will become effective upon the tenth day following our mailing of the Information Statement to our stockholders. In addition, our board of directors appointed Hao Tang, to serve as our Chief Executive Office and Yue Yuen Chan to serve as our Chief Financial Officer, effective immediately at the closing of the acquisition.

For certain biographical and other information regarding the newly appointed officers and directors, see the disclosure under Item 2.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On September 30, 2011, our board of directors approved a change in our fiscal year end from June 30 to December 31. These changes are being effectuated in connection with the reverse acquisition transaction described in Item 2.01 above.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On September 30, 2011, Goldenway Investments Holdings Limited, being the record holder of 24,587,299 shares of our common stock, constituting 80.80% of the issued and outstanding shares of our common stock, the sole class of our voting securities, adopted and approved an amendment and restatement of our Articles of Incorporation to, among other things, implement a 1-for-0.481752 reverse split and to change the name of the Company to “Goldenway Precious Metals, Inc.” On such date, we had 30,430,596 shares of common stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

Our board of directors approved the amendment and recommended it for submittal to stockholders on September 30, 2011. We intend to file the requisite Information Statement on Schedule 14C, pursuant to Section 14(c) of the Exchange Act and the regulations promulgated thereunder, with the SEC within a week. The amendment will become effective upon filing of Amended and Restated Articles of Incorporation with the Nevada Secretary of State, which will be filed approximately twenty (20) days after such Information Statement is first mailed to our stockholders.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Filed herewith are:

  Unaudited condensed consolidated financial statements of Goldenway Precious Metals for the six months ended June 30, 2011 and 2010.

  Audited consolidated financial statements of Goldenway Precious Metals for the fiscal years ended December 31, 2010 and 2009.

(b) Pro Forma Financial Information

Filed herewith is unaudited pro forma combined financial information of Goldenway, Inc. (formerly, Cyber Informatix, Inc.) and its subsidiary.

(d) Exhibits

Exhibit No.	Description
2.1*	Share Exchange Agreement, dated September 30, 2011, by and among, Cyber Informatix, Inc., Goldenway Precious Metals Limited, Goldenway Investments Holdings Limited and the Controlling Stockholders of Cyber Informatix, Inc.
3.1	Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1 filed on October 22, 2008).
3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Form S-1 filed on October 22, 2008).
10.1*	Tenancy Agreement, dated March 30, 2010, between Wide Harvest Investment Limited and Goldenway Precious Metals Limited
10.2*	Tenancy Agreement, dated June 29, 2009, between Harbour City Estates Limited and Goldenway Precious Metals
10.3*	Tenancy Agreement, dated November 15, 2010, between Harbour City Estates Limited and Goldenway Precious Metals Limited
10.4*	Client Agreement, dated September 30, between Goldenway Precious Metals Limited and Goldenway Investment (HK) Limited
10.5	English translation of Software Development Contract, dated March 26, 2010, between Goldenway Precious Metals Limited and Shenzhen Gateway Technology Co., Ltd. (incorporated by reference to Exhibit 10.5 of the Company’s current report on Form 8-K filed on October 6, 2011)
10.6	Executive Employment Agreement, dated September 30, 2011, between Cyber Informatix, Inc. and Hao Tang (incorporated by reference to Exhibit 10.6 of the Company’s current report on Form 8-K filed on October 6, 2011)
10.7	Executive Employment Agreement, dated September 30, 2011, between Cyber Informatix, Inc. and Yue Yue Chan (incorporated by reference to Exhibit 10.7 of the Company’s current report on Form 8-K filed on October 6, 2011)
10.8	English Translation of Prolocutor Contract, dated October 16, 2009, between Simon Yam and Goldenway Investments Holdings Limited (incorporated by reference to Exhibit 10.8 of the Company’s current report on Form 8-K filed on October 6, 2011)
14.1	Code of Ethics (incorporated by reference to the Company’s Annual Report on Form 10-K filed on September 22, 2011.
21	List of Subsidiaries (incorporated by reference to Exhibit 21 of the Company’s current report on Form 8-K filed on October 6, 2011)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 31, 2012

GOLDENWAY, INC.

By: /s/ Ricky Wai Lam Lai
Ricky Wai Lam Lai
Chief Executive Officer

Goldenway Precious Metals Limited

Unaudited Interim Condensed Financial Statements

For the Six Months ended June 30, 2011

(Unaudited)

Goldenway Precious Metals Limited
Table of Contents
For the six months ended June 30, 2011

Page
Unaudited Interim Condensed Financial Statements
Balance Sheets	F-3
Statements of Operations and Comprehensive Income	F-4
Statements of Shareholders’ Equity	F-5
Statements of Cash Flows	F-6
Notes to Financial Statements	F-7 - F-13

Goldenway Precious Metals Limited
Unaudited Interim Condensed Balance Sheets
As at June 30, 2011 and December 31, 2010
(Expressed in US dollars)

	June 30,	December 31,
	2011	2010

ASSETS
Current Assets
Cash	$4,260,149	$7,975,652
Cash - restricted	128,512	128,518
Receivables from transfer agents, net of allowance for doubtful accounts of $121,093 and $Nil as of June 30, 2011 and December
31, 2010 respectively	873,126	479,535
Unrealized profit on open contracts	2,753,559	1,294,188
Other receivables	706,013	359,580
Trading precious metals	1,200,979	783,490
Prepaid expenses	107,574	152,859
Deferred income tax assets	434,296	425,423
	10,464,208	11,599,245
Property and equipment	593,824	423,359
Intangible assets	1,118,051	1,182,367
Prepayment and prepaid expense – long-term	4,797,288	288,383
Due from related party	6,786,676	13,981,565
Total assets	$23,760,047	$27,474,919

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Payable to agents and others	$719,436	$255,442
Customer deposits	8,203,397	4,381,609
Unrealized losses on open contracts	177,432	364,600
Accrued expenses and other liabilities	1,400,345	1,487,254
Income taxes payable	1,496,701	1,556,292
Deferred income tax liabilities	19,668	19,669
	12,016,979	8,064,866

Deferred income tax liabilities – long-term	118,775	127,540
Total liabilities	12,135,754	8,192,406

COMMITMENTS AND CONTINGENCIES
Shareholders' Equity
Common Stock (par value approximately $0.129, equivalent to
HK$1; 1 billion shares authorized, 100 million shares issued and outstanding as at June 30, 2011 and December 31, 2010,
respectively)	12,891,577	12,891,577
Accumulated other comprehensive income	(55,057)	(52,107)
(Deficit) Retained Earnings	(1,212,227)	6,443,043
Total shareholders' equity	11,624,293	19,282,513
Total liabilities and shareholders' equity	$23,760,047	$27,474,919

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

Goldenway Precious Metals Limited
Unaudited Interim Condensed Statements of Operations and Comprehensive Income
For The Six Months Ended June 30, 2011 and 2010
(Expressed in US dollars)
	For the Six Months	For the Six Months
	Ended	Ended
	June 30,	June 30,
	2011	2010
REVENUES
Trading revenue	$18,586,779	$6,780,197
Fair value change of precious metals	130,417	-
Total revenues	18,717,196	6,780,197

EXPENSES
Management fees	4,299,786	900,989
Trading expenses and commissions	4,046,142	907,846
Employee compensation and benefit	521,460	425,906
General and administrative expenses	554,802	83,008
Selling and marketing expenses	480,239	564,145
Bad debt expense	454,762	-
Occupancy expenses	347,059	203,992
Depreciation and amortization	198,561	62,450
Data processing and service fees	108,157	491,495
Total expenses	11,010,968	3,639,831
Other income	4,738	2,259

INCOME BEFORE INCOME TAXES	7,710,966	3,142,625

INCOME TAXES
Current income tax	1,378,016	535,438
Deferred income tax recovery	(17,642)	(16,904)

	1,360,374	518,534

NET INCOME FOR THE PERIOD	6,350,592	2,624,091

OTHER COMPREHENSIVE INCOME
Foreign currency translation	(2,950)	(25,482)
COMPREHENSIVE INCOME FOR THE PERIOD	$6,347,642	$2,598,609

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and Diluted	100,000,000	30,000,000

EARNINGS PER SHARE
Basic and Diluted	$0.06	$0.09

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

Goldenway Precious Metals Limited
Unaudited Interim Condensed Statements of Shareholders’ Equity
As at June 30, 2011 and December 31, 2010
(Expressed in US dollars)

	Common Stock
			Retained	Accumulated
	Number of		Earnings/	Comprehensive
	Shares	Par Value	(Deficit)	Income	Totals
BALANCE, December 31, 2010	100,000,000	$12,891,577	$6,443,043	$(52,107)	$19,282,513
Net income for the period	-	-	6,350,592	-	6,350,592
Foreign currency translation adjustment	-	-	-	(2,950)	(2,950)
Dividend declared	-	-	(14,005,862)	-	(14,005,862)
BALANCE, June 30, 2011	100,000,000	$12,891,577	$(1,212,227)	$(55,057)	$11,624,293

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

Goldenway Precious Metals Limited
Unaudited Interim Condensed Statements of Cash Flows
For The Six Months Ended June 30, 2011 and 2010
(Expressed in US dollars)

	June 30,	June 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net income for the period	$6,350,592	$2,624,091
Adjustments to reconcile net income to cash provided by operating activities:

Net unrealized (losses) profits	(1,645,421)	217,176
Depreciation and amortization	198,561	62,450
Fair value change of trading precious metals	(130,417)	-
Bad debt expense	454,762	-
Deferred income tax	(17,642)	(27,621)
(Increase) decrease in assets:
Receivables from transfer agents	(846,953)	(1,282,690)
Other receivables	(346,575)	2,366,596
Precious metals	(286,973)	(156,118)
Prepaid expenses	43,994	150,371
(Increase) decrease in liabilities:
Payable to agents and other parties	463,845	176,950
Accrued expenses and other liabilities	(219,168)	(50,183)
Customer deposits	3,820,140	2,535,113
Income taxes payable	(60,379)	546,155
Due to related party	-	(593,195)
Net cash provided by operating activities	7,778,366	6,569,095

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(172,369)	(145,825)
Purchase of intangible assets	-	(154,569)
Prepayments on equipment	(4,508,361)	-
Due from related party	(6,811,855)	(1,911,439)
Due from a director	-	1,020,897
Net cash used in investing activities	(11,492,585)	(1,190,936)

(DECREASE) INCREASE IN CASH	(3,714,219)	5,378,159
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(1,284)	(20,642)
CASH, beginning of period	7,975,652	1,355,731
CASH, end of period	$4,260,149	$6,713,248

SUPPLEMENTAL CASH FLOWS INFORMATION:
Interest received	$261	$248

The accompanying notes are an integral part of these unaudited interim condensed financial statements.

Goldenway Precious Metals Limited
Notes to Unaudited Interim Condensed Financial Statements
For The Six Months Ended June 30, 2011 and 2010
(Expressed in US dollars)

1.	Nature of Operations and Basis of Presentation

Goldenway Precious Metals Limited (the “Company”) was incorporated in Hong Kong on April 7, 2009. The Company has obtained licenses from the Chinese Gold & Silver Society (“CGSE”) and is involved in the provision of brokerage services, dealing of precious metal contracts and trading of precious metals. Its internet trading platform provides a market for customers to trade, on a margin basis, precious metal contracts.

The accompanying unaudited interim condensed financial statements include the accounts of the Company. The accompanying unaudited interim condensed financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).

In the opinion of management, all adjustments (consisting of normal recurring items) considered necessary in order to make the interim financials not misleading have been included and all such adjustments are of a normal recurring nature. The results of operations for any interim period are not necessarily indicative of results for the full year.

The unaudited interim condensed financial statements are based on accounting principles that are consistent in all material respects with those applied in the Company’s annual financial statements for the year ended December 31, 2010 (“2010 Financial Statements”); except as disclosed below. They do not include certain footnote disclosures and financial information normally included in annual financial statements prepared in accordance with GAAP and, therefore, should be read in conjunction with the audited financial statements and notes included in the Company's 2010 Financial Statements.

Recently Adopted Accounting Standards

In December 2010, the Financial Accounting Standard Board (“FASB”) issued the amendment “Disclosure of supplementary pro forma information for business combinations”. The FASB amended the existing guidance to require a public entity, which presents comparative financial statements, to disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendment also expanded the required supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination, which are included in the reported pro forma revenue and earnings. The amendment became effective for the Company on January 1, 2011. The adoption of this amendment did not have a material impact on the Company’s unaudited interim condensed financial statements.

In December 2010, the FASB issued ASU 2010-28 “when to perform step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts”. The FASB amended the existing guidance to modify Step 1 of the goodwill impairment test for a reporting unit with a zero or negative carrying amount. Upon adoption of the amendment, an entity with a reporting unit that has a carrying amount that is zero or negative is required to assess whether it is more likely than not that the reporting unit’s goodwill is impaired. If the entity determines that it is more likely than not that the goodwill of the reporting unit is impaired, the entity should perform Step 2 of the goodwill impairment test for the reporting unit. Any resulting goodwill impairment should be recorded as a cumulative-effect adjustment to beginning retained earnings in the period of adoption. Any goodwill impairments occurring after the initial adoption of the amendment should be included in earnings. This guidance became effective for the Company on January 1, 2011. The adoption of this guidance did not have a material impact on the Company’s unaudited interim condensed financial statements.

Goldenway Precious Metals Limited
Notes to Unaudited Interim Condensed Financial Statements
For The Six Months Ended June 30, 2011 and 2010
(Expressed in US dollars)

1.	Nature of Operations and Basis of Presentation - continued

Recent Accounting Pronouncements

In September 2011, the FASB issued ASU 2011-08, Intangibles Goodwill and Other (Topic 350): The amendments in this Update will allow an entity to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Under these amendments, an entity would not be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments include a number of events and circumstances for an entity to consider in conducting the qualitative assessment. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. The Company does not expect the adoption of ASU 2011-04 to have a material impact on its unaudited interim condensed financial statements.

In June, 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. ASU 2011-05 requires entities to present net income and other comprehensive income in either a single continuous statement or in two separate, but consecutive, statements of net income and other comprehensive income. ASU 2011-05 is effective for fiscal years and interim periods beginning after December 15, 2011. The adoption of ASU 2011-05 will not have a material impact on the Company’s unaudited interim condensed financial statements.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This standard results in a common requirement between the FASB and the International Accounting Standards Board (“IASB”) for measuring fair value and for disclosing information about fair value measurements. ASU 2011-04 is effective for fiscal years and interim periods beginning after December 15, 2011. The Company is currently assessing whether the adoption of ASU 2011-04 will have a material impact on its unaudited interim condensed financial statements.

Foreign exchange rates used:
	June 30,	December 31,	June 30,
	2011	2010	2010
Period end H.K. Dollar/U.S. Dollar exchange rate	7.7814	7.7810	7.7865
Average H.K Dollar/U.S. Dollar exchange rate	7.7820	7.7686	7.7712

2.	Management’s Plans

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America, which contemplate continuation of the Company as a going concern. As of June 30, 2011, the Company has an accumulated deficit of $1,212,227 and a negative working capital of $1,552,771.

The Company has in the past and continues to generate net income and positive cash flows from operations. Management’s focus for 2011 and beyond is to expand it’s customer base and generate additional revenue and positive cash flow to the Company. In addition, management will closely monitor the use of funds on discretionary expenditures. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

Goldenway Precious Metals Limited
Notes to Unaudited Interim Condensed Financial Statements
For The Six Months Ended June 30, 2011 and 2010
(Expressed in US dollars)

3.	Fair Value Disclosures

The following table presents the Company’s assets and liabilities that are measured at fair value and the related hierarchy levels as of June 30, 2011 and December 31, 2010:

	Fair Value Measurements on a Recurring Basis
		At June 30, 2011
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized profits on open contracts	$2,753,559	$-	$-	$2,753,559
Trading precious metal	$1,200,979	$-	$-	$1,200,979

Liabilities:
Unrealized losses on open contracts	$177,432	$-	$-	$177,432

	Fair Value Measurements on a Recurring Basis
		At December 31, 2010
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized profits on open contracts	$1,294,188	$-	$-	$1,294,188

Trading precious metal	$783,490	$-	$-	$783,490

Liabilities:
Unrealized losses on open contracts	$364,600	$-	$-	$364,600

Level 1 Financial Assets

The Company has open spot contracts and investment in gold and silver that are Level 1 financial instruments that are recorded based upon listed or quoted market rates. The open spot contracts are recorded in Unrealized profits on open contracts and Unrealized losses on open contracts; the investments in gold and silver are recorded in Trading precious metal.

4.	Other Receivables

Other receivables consisted of the following as at June 30, 2011 and December 31, 2010:

	June 30,	December 31,
	2011	2010
Deposit in Hantec Bullion Limited	$474,785	$216,525
CGSE rebate receivable	231,228	143,055
	$706,013	$359,580

The Company performs its own trading of precious metal contracts through Hantec Bullion Limited (“Hantec”), a private precious metal trading company in Hong Kong. All the deposit with Hantec can be used for future trading or withdrawn at the Company’s discretion.

CGSE charges the Company a fee for each precious metal trading transaction and issues rebates based on the transaction volume.

Goldenway Precious Metals Limited
Notes to Unaudited Interim Condensed Financial Statements
For The Six Months Ended June 30, 2011 and 2010
(Expressed in US dollars)

5.	Prepayment and Prepaid Expense

Prepayment and prepaid expense consisted of the following as at June 30, 2011 and December 31, 2010:

	June 30,	December 31,
	2011	2010

Prepaid expense	$397,382	$441,242
Prepayment on equipment	4,507,480	-

Prepayment and prepaid expense	$4,904,862	$441,242

Represented by:
Prepaid expense – current	$107,574	$152,859
Prepayment and prepaid expense –£long-term	4,797,288	288,383

	$4,904,862	$441,242
6.	Property and Equipment

Property and equipment, including leasehold improvements, consisted of the following as at June 30, 2011 and December 31, 2010:

	June 30,	December 31,
	2011	2010
Office equipment	$20,061	$16,907
Computer equipment	367,126	285,007
Leasehold improvements	358,947	224,869
Furniture and fixtures	42,640	37,196
Vehicle	79,972	-
	868,746	563,979
Less: accumulated depreciation and amortization	(274,922)	(140,620)

Property and equipment, net	$593,824	$423,359

Depreciation expense was $134,310 and $62,450 for the six months ended June 30, 2011 and 2010, respectively.

7.	Payable to Agents and Others

Payable to agents and others consisted of the following as at June 30, 2011 and December 31, 2010:

	June 30,	December 31,
	2011	2010
Commissions payable to agents	$669,182	$226,978
Withdrawals requested by customers	35,343	18,523
Other vendors	14,911	9,941

	$719,436	$255,442

Goldenway Precious Metals Limited
Notes to Unaudited Interim Condensed Financial Statements
For The Six Months Ended June 30, 2011 and 2010
(Expressed in US dollars)

8.	Related Party Transactions and Balances

The Company has engaged in related party transactions with certain major stockholders, directors and officers of the Company as described below. Management believes that the transactions described below and in the related notes were completed on terms substantially equivalent to those that could prevail in arm’s-length transactions.

Entities under common control are:

Entities	Business	Relationship
ICICLE Technology Limited (“ICICLE”)	Information Technology (“IT”) services	Controlled by an officer of the Company
Shenzhen Gateway Technology Limited (“Gateway”)	IT services	Controlled by an officer of the Company
Goldenway Investments Holdings Limited (“Parent”)	Investment	Parent company
Goldenway Investments (HK) Limited (“HK”)	Futures broker	Sister company

  ICICLE

During the six months ended June 30, 2011 and 2010, the Company paid $Nil and $475,675 for IT service fee to ICICLE, respectively and recorded the expenses as a data processing and service fee under the interim condensed statements of operations and comprehensive income.

  Gateway

During the six months ended June 30, 2011 and 2010, the Company paid $64,251 and $Nil IT service fee to Gateway, respectively and recorded the expenses as data processing and service fee under the interim condensed statements of operations and comprehensive income. As at June 30, 2011, the Company prepaid $Nil to Gateway for future IT services (December 31, 2010 - $32,130).

  Parent

A management fee agreement between the Company and its Parent provides management fee charges to the Company based on the actual operating cost incurred by Parent plus a mark-up rate on certain operation costs. The management fee shall be payable on annual basis or on demand after a provision of service by Parent.
During the six months ended June 30, 2011 and 2010, the Company incurred $4,299,786 and $900,989 management fees to the Parent, respectively. As at June 30, 2011, the Company has $6,786,676 (December 31, 2010 - $13,981,565) net receivable due from Parent.

  HK

During the six months ended June 30, 2011 and 2010, the Company paid $346,955 and $347,439 for consultancy fee to HK, respectively for marketing and advertising services.

Goldenway Precious Metals Limited
Notes to Unaudited Interim Condensed Financial Statements
For The Six Months Ended June 30, 2011 and 2010
(Expressed in US dollars)

8.	Related Party Transactions and Balances (continued)

Others

During the six months ended June 30, 2011, the Company declared dividend on the 100,000,000 shares issued to Parent, totaling of $14,005,862 (December 31, 2010 - $Nil).

An officer of the Company has a trading account on the Company’s trading platform. No trading activities were made by this officer during the six months ended June 30, 2011 and 2010. The related deposit balance on the trading account as at June 30, 2011 was $56,857 (December 31, 2010 - $56,857).

All balances with related parties are non-interest bearing and have no fixed terms of repayment.

9.	Commitments and Contingencies

The Company leases office space under non-cancellable operating lease agreements that expire on various dates through 2013. Future annual minimum lease payments, including maintenance and management fee, for non-cancellable operating leases, are as follows:

2012	$ 670,405
2013	82,263
$ 752,668

10.	Regulatory Requirements

The Company, as a member of CGSE, is subject to working capital and asset requirements. Under the requirements, the minimum required working capital, defined as cash plus precious metals, is approximately $193,000 and the minimum required assets is $643,000. The Company was in compliant with the requirements as at June 30, 2011 and 2010.

As at June 30, 2011, the Company has $4,260,149 and $1,200,979 cash and trading precious metals, respectively (December 31, 2010 - $7,975,652 and $783,490).

The Company’s total assets is $23,760,047 as at June 30, 2011 (December 31, 2010 - $27,474,919).

Goldenway Precious Metals Limited
Notes to Unaudited Interim Condensed Financial Statements
For The Six Months Ended June 30, 2011 and 2010
(Expressed in US dollars)

11.	Subsequent Events

1.

The Company entered into a letter of interest with the shareholders of Voltrex Limited (“Voltrex”) to purchase 125,795 shares of Voltrex representing 90.5% of the outstanding shares of Voltrex, for approximately £1,383,745 at £11 per share on June 13, 2011. 9.5% of the outstanding shares of Voltrex were acquired Parent during the 6 months ended June 30, 2011. Voltrex changed its name to Goldenway Voltrex Investments Limited upon completion of Parent’s acquisition with the anticipation the control will be changed once the Company’s acquisition of the remaining 90.5% is complete. Voltrex is in the business of providing brokerage services on traded derivatives. The Company obtained the approval, effective September 16, 2011, on the proposed change in control from London Financial Services Authority to complete the acquisition within 3 months from the effective date of the approval letter.

2.

On September 30, 2011, the Company consummated a share exchange agreement, dated August 8, 2011, with Cyber Informatix Inc. (the “Registrant”) and its controlling shareholder Mr. Terry G. Bowering, pursuant to which the Registrant agree to acquire 100% of the issued and outstanding capital stock of the Company, in exchange for 24,587,299 shares of the Registrant’s common stock with a par value of $0.001, which constituted 80.80% of the Registrant’s issued and outstanding capital stock on a fully-diluted basis as of and immediately after the consummation of the reverse acquisition.

	3.	The Board of the Company approved to declare dividends of $1,285,116, $1,927,674 and $1,028,093 on July 31, 2011, August 31, 2011 and September 28, 2011, respectively.

Goldenway Precious Metals Limited

Financial Statements

December 31, 2010 and 2009

Goldenway Precious Metals Limited
Table of Contents
December 31, 2010 and 2009

Page

Report of Independent Registered Public Accounting Firm Financial Statements	F-16
Balance Sheets	F-17
Statements of Operations and Comprehensive Income	F-18
Statements of Shareholders’ Equity	F-19
Statements of Cash Flows	F-20
Notes to Financial Statements	F-21 - F-36

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
Goldenway Precious Metals Limited

We have audited the accompanying balance sheets of Goldenway Precious Metals Limited (the “Company”) as at December 31, 2010 and 2009 and the related statements of operations and comprehensive income, shareholders’ equity and cash flows for each of the years ended December 31, 2010 and 2009. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We are not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinions.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years ended December 31, 2010 and 2009, in accordance with accounting principles generally accepted in the United States of America.

Signed: “MSCM LLP”

Chartered Accountants
Licensed Public Accountants

Toronto, Ontario
October 5, 2011

701 Evans Avenue, 8th Floor, Toronto ON M9C 1A3, Canada	T (416) 626-6000	F (416) 626-8650	MSCM.CA

Goldenway Precious Metals Limited

Balance Sheets
As at December 31, 2010 and 2009
(Expressed in US Dollars)

	2010	2009

ASSETS
Current Assets
Cash	$7,975,652	$1,355,731
Cash - restricted	128,518	-
Receivables from transfer agents, net of allowance for doubtful accounts
of $Nil and $Nil as of December 31, 2010 and 2009, respectively	479,535	649,601
Unrealized profits on open contracts	1,294,188	217,730
Other receivables	359,580	2,369,618
Trading precious metals	783,490	-
Prepaid expenses	152,859	310,910
Deferred income tax assets	425,423	53,002
Due from director	-	1,023,911
	11,599,245	5,980,503

Property and equipment	423,359	107,535
Intangible assets	1,182,367	483,646
Prepaid expenses - long-term	288,383	226,498
Due from related parties	13,981,565	4,426
Total assets	$27,474,919	$6,802,608

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Payable to agents and others	$255,442	$78,234
Customer deposits	4,381,609	974,297
Unrealized losses on open contracts	364,600	95,492
Accrued expenses and other liabilities	1,487,254	89,128
Income taxes payable	1,556,292	176,934
Deferred income tax liabilities	19,669	41,259
Due to related parties	-	594,698
	8,064,866	2,050,042

Deferred income tax liabilities	127,540	6,420
Total liabilities	8,192,406	2,056,462

COMMITMENTS AND CONTIGENCIES
Shareholders' Equity
Common Stock (par value approximately $0.129, equivalent to HK$1;
1 billion shares authorized, 100 million and 30 million shares issued and
outstanding as at December 31, 2010 and 2009, respectively)	12,891,577	3,870,958
Accumulated other comprehensive income	(52,107)	(2,035)
Retained earnings	6,443,043	877,223
Total shareholders' equity	19,282,513	4,746,146
Total liabilities and shareholders' equity	$27,474,919	6,802,608

The accompanying notes are an integral part of these financial statements.

Goldenway Precious Metals Limited

Statements of Operations and Comprehensive Income
For The Years Ended December 31, 2010 and 2009
(Expressed in US Dollars)
		For the Period from
	For the Fiscal	April 7, 2009
	Year Ended	(Date of Incorporation)
	December 31,	to December 31,
	2010	2009
REVENUES
Revenue	$18,530,024	$2,803,350
Investment loss	(304,245)	-
Fair value change of precious metals	105,349	-
Total revenues	18,331,128	2,803,350
EXPENSES
Management fees	5,199,457	-
Trading expenses and commissions	2,674,618	379,083
Selling and marketing	1,220,959	271,895
Employee compensation and benefit	905,889	299,241
Data processing and service fees	638,676	419,832
Occupancy	537,740	166,096
General and administrative	220,774	91,434
Depreciation and amortization	218,586	18,849
Bad debt	47,051	108,873
Total expenses	11,663,750	1,755,303
Other income	7,310	836
INCOME BEFORE INCOME TAX EXPENSE	6,674,688	1,048,883

INCOME TAXES
Current income taxes	1,382,220	176,984
Deferred income taxes recovery	(273,352)	(5,324)
	1,108,868	171,660

NET INCOME FOR THE PERIOD	5,565,820	877,223

OTHER COMPREHENSIVE INCOME
Foreign currency translation	(50,072)	(2,035)
COMPREHENSIVE INCOME	$5,515,748	$875,188

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and Diluted	46,493,151	26,799,257

EARNINGS PER SHARE
Basic and Diluted	$0.12	$0.03

The accompanying notes are an integral part of these financial statements.

Goldenway Precious Metals Limited

Statements of Shareholders’ Equity
As at December 31, 2010 and 2009
(Expressed in US Dollars)

	Common Stock			Accumulated
			Retained	Comprehensive
	Number of Shares	Par Value	Earnings	Income	Total
BALANCE, April 7, 2009 (Date of Incorporation)	1	$1	$-	$-	$1
Increase in common stock	29,999,999	3,870,957	-	-	3,870,957
Net income for the period	-	-	877,223	-	877,223
Foreign currency translation adjustment	-	-	-	(2,035)	(2,035)
BALANCE, December 31, 2009	30,000,000	3,870,958	877,223	(2,035)	4,746,146
Increase in common stock	70,000,000	9,020,619	-	-	9,020,619
Net income for the year	-	-	5,565,820	-	5,565,820
Foreign currency translation adjustment	-	-	-	(50,072)	(50,072)
BALANCE, December 31, 2010	100,000,000	$12,891,577	$6,443,043	$(52,107)	$19,282,513

The accompanying notes are an integral part of these financial statements.

Goldenway Precious Metals Limited

Statements of Cash Flows
For The Years Ended December 31, 2010 and 2009
(Expressed in US Dollars)

		For the Period from
	For the Fiscal	April 7, 2009
	Year Ended	(Date of Incorporation)
	December 31,	to December 31,
	2010	2009

CASH FLOW FROM OPERATING ACTIVITIES
Net income for the period	$5,565,820	$877,223
Adjustments to reconcile net income to cash provided by operating activities:
Net unrealized profits	(809,090)	(122,272)
Depreciation and amortization	218,586	18,849
Fair value change of trading precious metals	(105,349)	-
Bad debt expenses	47,051	108,873
Deferred income tax	(273,352)	(5,324)
(Increase) decrease in assets:
Receivables from transfer agents	168,048	(758,658)
Other receivables	1,957,889	(2,370,290)
Precious metals	(679,411)	-
Prepaid expenses	94,425	(537,560)
Increase (decrease) in liabilities:
Change in restricted cash	(128,727)	-
Payable to agents and other parties	177,771	78,257
Accrued expenses and other liabilities	1,350,505	89,153
Customer deposits	3,416,275	974,573
Income taxes payable	1,382,219	176,984
Due to related parties	(593,565)	594,867
Net cash provided by (used in) operating activities	11,789,095	(875,325)

CASH FLOWS FROM INVESTING ACTIVITIES
Due from related parties	(13,999,825)	(4,427)
Due from director	1,021,960	(1,024,201)
Purchase of property and equipment	(388,553)	(126,414)
Purchase of intangible assets	(798,105)	(483,784)
Net cash used in investing activities	(14,164,523)	(1,638,826)

CASH FLOWS FROM FINANCING ACTIVITIES
Issuance of common stock	9,020,619	3,870,958
Net cash provided by financing activities	9,020,619	3,870,958

INCREASE IN CASH	6,645,191	1,356,807
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(25,270)	(1,076)
CASH, beginning of year	1,355,731	-
CASH, end of year	$7,975,652	$1,355,731

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest received	$484	$46

The accompanying notes are an integral part of these financial statements

Goldenway Precious Metals Limited

Notes to Financial Statements
As at December 31, 2010 and 2009
(Expressed in US Dollars)

1.	Nature of Operations

Goldenway Precious Metals Limited (the "Company") was incorporated by Goldenway Investments Holdings Limited in Hong Kong on April 7, 2009. The Company has obtained membership licenses from the Chinese Gold & Silver Society (“CGSE”) and is involved in the provision of brokerage services, dealing of precious metal price contracts through an internet trading platform and trading of precious metals. Its internet trading platform provides a market for customers to trade, on a margin basis, precious metal price contracts. The Company is one of CGSE’s recognized E-Trading members.

2.	Summary of Significant Accounting Policies

Basis of Accounting

The Company’s financial statements are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Changes in these estimates are recorded when known.

Significant estimates made by management include:

Valuation of assets and liabilities requiring fair value estimates;

The allowance for doubtful accounts and bad debt expense;

The realization of deferred tax assets;

Useful lives of property and equipment;

The carrying amount of intangible assets and the amortization period of intangible assets with definite lives;

Future cash flows associated with impairment testing for tangible and intangible assets; and

Other matters that affect the reported amounts and disclosure of contingencies in the financial statements.

Actual results could differ from those estimates.

Goldenway Precious Metals Limited

Notes to Financial Statements
As at December 31, 2010 and 2009
(Expressed in US Dollars)

2.	Summary of Significant Accounting Policies - continued

Revenue Recognition

The Company's revenue is derived from our managed flow activities between our retail customers, where we act as the counterparty to our customers' trades. Revenue is recognized in accordance with the standard, “Revenue Recognition ("Staff Accounting Bulletin ("SAB") No. 104, Revenue Recognition”). The Company generates revenue from precious metal price contracts trading. SAB 104 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services rendered; (3) the seller's price to the buyer is fixed and determinable; and (4) collectability is reasonably assured.

Precious metal price contracts generally involve the settlement of precious metal prices at market rates. Profits or losses are realized when customer transactions are liquidated. Unrealized profits or losses on open contracts are revalued at prevailing precious metal price (the difference between contract price and market price) at the date of the Balance Sheets are included in unrealized profits and losses, respectively, on the Balance Sheets. Changes in net unrealized profits or losses amounted to $809,090 and $122,272 during the fiscal 2010 and 2009, respectively, and are recorded in revenue on the Statements of Operations and Comprehensive Income.

The Company is also engaged in trading of precious metal price contracts with other trading companies. There were no unrealized profits or losses from open position as at December 31, 2010 and 2009. The realized losses are recorded as investment loss on the Statements of Operations and Comprehensive Income.

The Company also holds physical precious metals for trading. The precious metals were marked to market at each year end date. The changes in fair value of these precious metals are recorded as fair value change of precious metals on the Statements of Operations and Comprehensive Income.

Unrealized gains/losses on open contracts revalued at prevailing precious metal price (the difference between contract price and market price) at the dates of the balance sheets are included in unrealized profits/losses on open contracts.

Advertising

Advertising costs are incurred for the production and communication of advertising, as well as other marketing activities. The Company expenses the cost of advertising as incurred. The Company did not capitalize any production costs associated with advertising for 2010 or 2009. The total amount charged to advertising expense was $1,220,928 and $271,895 for the years ended December 31, 2010 and 2009, respectively.

Cash and cash equivalents

Cash is comprised of cash on hand and unrestricted deposits. Cash equivalents include highly liquid investments with maturies of three months or less when purchased. Cash equivalents are recorded at fair value.

Restricted Cash

Restricted cash represents security deposits withheld by an unrelated precious metal trading company with which the Company opened a trading account.

Goldenway Precious Metals Limited

Notes to Financial Statements
As at December 31, 2010 and 2009
(Expressed in US Dollars)

2.	Summary of Significant Accounting Policies - continued

Fair Value of Financial Instruments

The standard, “Disclosures about Fair Value of Financial Instruments”, defines financial instruments and requires fair value disclosures for those instruments. The standard, “Fair Value Measurements”, defines fair value and establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The carrying amounts reported in the balance sheets for cash, restricted cash, receivable from transfer agents, due from (to) related parties, due from director, other receivables, payables to brokers and others and accrued expenses qualify as financial instruments and are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The standard establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement). The three levels of the fair value hierarchy defined by the standard are as follows:

Level 1	Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, listed equities and U.S. government treasury securities.

Level 2	Pricing inputs are other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date. Level 2 includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry- standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category include non-exchange-traded derivatives such as over the counter forwards, options and repurchase agreements.

Level 3	Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management's best estimate of fair value from the perspective of a market participant. Level 3 instruments include those that may be more structured or otherwise tailored to customers' needs.

Receivables from Transfer Agents

The Company has agreements with several payment transfer agents who assist the customers to transfer funds to their trading accounts with the Company. The receivables from transfer agents represent funds collected by the agents from the customers and to be remitted to the Company.

Goldenway Precious Metals Limited

Notes to Financial Statements
As at December 31, 2010 and 2009
(Expressed in US Dollars)

2.	Summary of Significant Accounting Policies - continued

Allowance for Doubtful Accounts

The Company records an increase in the allowance for doubtful accounts when the prospect of collection becomes doubtful. Management specifically analyzes accounts receivable and historical bad debt experience when evaluating the adequacy of the allowance for doubtful accounts. Should any of these factors change, the estimates made by management will also change, which could affect the level of our future provision for doubtful accounts. The Company wrote off $47,051 of accounts receivable for the year ended December 31, 2010 (2009 - $108,873).

Other Receivables

Other receivables represent miscellaneous receivables from various third parties.

Trading Precious Metals

The Company holds physical precious metals for trade. The precious metals were marked to market at each period end date.

Prepaid Expenses

The Company records goods and services paid for but not to be received until a future date as prepaid assets. These include payments for advertising and occupancy related expenses. Any prepaid expense to be realized beyond the next 12 months is classified as long-term.

Property and Equipment

Property and equipment are recorded at cost, net of accumulated depreciation. Identifiable significant improvements are capitalized and expenditures for maintenance and repairs are charged to expense as incurred.

Property and equipment are depreciated on a straight-line basis over the estimated useful lives of the assets as follows:

Office equipment	5 years
Furniture and fixtures	5 years
Leasehold improvements	over the lease terms
Computer equipment	4 years

Reporting Currency and Foreign Currency Translation

As of December 31, 2010 and 2009, the accounts of the Company are maintained in their functional currency, the Hong Kong Dollar ("HK$"). The financial statements of the Company have been translated into U.S. dollars in accordance with the accounting standard on foreign currency translation. All assets and liabilities of the Company are translated at the exchange rate on the balance sheet date, shareholders' equity is translated at the historical rates and the statements of operations and cash flows are translated at the weighted average exchange rate for the year. The resulting translation adjustments are reported under comprehensive income and as a separate component of shareholders’ equity.

Foreign exchange rates used:

	December	December
	31,	31,
	2010	2009
Period end HK$/U.S. Dollar exchange rate	7.7810	7.7536
Average HK$/U.S. Dollar exchange rate	7.7686	7.7514

Goldenway Precious Metals Limited

Notes to Financial Statements
As at December 31, 2010 and 2009
(Expressed in US Dollars)

2.	Summary of Significant Accounting Policies - continued

Intangible Assets

The standard, “Intangibles - Goodwill and Other”, requires purchased intangible assets other than goodwill to be amortized over their useful lives unless their lives are determined to be indefinite. The Company has two membership licenses issued by CGSE to trade precious metal price contracts and physical precious metals. The licenses are determined to have indefinite useful lives.

The Company compares the recorded value of its indefinite life intangible assets to their fair value on an annual basis and whenever circumstances arise that indicates that an impairment may have occurred.

The Company accounts for costs to acquire its trading platform and related software in accordance with the standard, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”. The standard requires that such technology be capitalized in the application and infrastructure development stages. Costs related to training, administration and non-value-added maintenance are charged to expense as incurred. Capitalized software development costs are being amortized over the useful life, which the Company has estimated at 5 years.

Long-Lived Assets

In accordance with the standard, “Property, Plant and Equipment”, the Company periodically evaluates the carrying value of long-lived assets when events and circumstances warrant such review. The carrying value of a long-lived asset is considered impaired when the anticipated undiscounted cash flow from such an asset is separately identifiable and is less than the carrying value. In that event, a loss is recognized in the amount by which the carrying value exceeds the fair market value of the long-lived asset. The Company has identified no such impairment losses.

Asset Retirement Obligations

In accordance with the standard, “Asset Retirement Obligations”, the Company recognizes an estimated liability for future costs associated with the restoration of the leased office space. A liability for the fair value of an asset retirement obligation and corresponding increase to the carrying value of the related leasehold improvements are recorded at the time the leasehold improvements are acquired. The increase in carrying value is included in property and equipments in the accompanying balance sheets. The Company depreciates the amount added to the related leasehold improvements and recognizes expense in connection with the accretion of the discounted liability over the remaining lease term.

During the year ended December 31, 2010, the Company recognized $50,122 (2009 - $Nil) asset retirement obligation and recorded the amount in accrued expenses and other liabilities on the accompanying balance sheets. The remaining balance of the recorded assets for the asset retirement obligations as at December 31, 2010 was $29,050 (2009 - $Nil).

Goldenway Precious Metals Limited

Notes to Financial Statements
As at December 31, 2010 and 2009
(Expressed in US Dollars)

2.	Summary of Significant Accounting Policies - continued

Payable to Agents and Others

Payable to agents and others represents commission payable to agents, withdrawals requested by customers and other payables to various vendors.

Customer Deposits

Customer deposits include amounts due on cash and margin transactions. These transactions include deposits adjusted for gains or losses arising from settled trades in customer accounts.

Unrealized Profits or Losses on Open Contracts

Unrealized profits or losses on open contracts revalued at prevailing precious metal price (the difference between contract price and market price) at the date of balance sheets are included in unrealized profits or losses on open contracts.

Accumulated Other Comprehensive Income

The Company's accumulated other comprehensive income, consists of foreign currency translation from the Company`s functional currency, HK$, to reporting currency, U.S. dollars.

Income Taxes

The Company utilizes the standard, "Accounting for Income Taxes," which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of the interpretation, "Accounting for Uncertainty in Income Taxes”. The Company did not have any material unrecognized tax benefits and there was no effect on its financial condition or results of operations as a result of implementing the interpretation. The Company does not believe there will be any material changes in its unrecognized tax positions over the next 12 months.

Basic and Diluted Earnings per Share

Basic earnings per share is calculated by dividing income attributable to holders of ordinary shares by the weighted-average number of ordinary shares outstanding during the period. Diluted earnings per share reflect the potential dilution that could occur if contracts to issue ordinary shares were exercised or converted into ordinary shares during the period.

The Company does not have any securities that may potentially dilute the basic earnings per share.

Goldenway Precious Metals Limited

As at December 31, 2010 and 2009
(Expressed in US Dollars)
Notes to Financial Statements

2.	Summary of Significant Accounting Policies - continued

Statement of Cash Flows

In accordance with the standard, "Statement of Cash Flows," cash flows from the Company's operations are calculated based upon the local currencies translated at the weighted average exchange rate for the year. As a result, amounts related to assets and liabilities reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheets.

Management Risk

In the normal course of business, the Company executes precious metal contracts with its customers upon request on a margin basis. In connection with these activities, the Company acts as the counterparty. The Company seeks to manage its market risk by entering into offsetting contracts with other precious metal contract trading companies, if necessary, also on a margin basis. The Company seeks to control the credit risks associated with its customers' activities by requiring its customers to maintain margin collateral. The trading platform does not allow customers to enter into trades if sufficient margin collateral is not on deposit with the Company.

Accounting Principles Recently Adopted

In June 2009, the Financial Accounting Standards Board (“FASB”), issued FASB Accounting Standard Update (“ASU”) No. 2009-17, “Consolidations: Improvement to Financial Reporting by Enterprises Involved with Variable Interest Entities”. This standard eliminates certain scope exceptions previously permitted, provides additional guidance for determining whether an entity is a variable interest entity, and requires companies to more frequently reassess whether they must consolidate variable interest entities. The changes also replace the previously required quantitative approach to determining the primary beneficiary of a variable interest entity with a requirement for an enterprise to perform a qualitative analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity. The standard is effective for interim and annual reporting periods beginning after January 1, 2010. The adoption on January 1, 2010 of this standard did not have a material effect on the Company’s financial statements.

In January 2010, the FASB issued the guidance ASU 2010-06, “Improving Disclosures about Fair Value Measurements”. This guidance amends existing disclosure requirements about fair value measurement and clarifies and provides additional disclosure requirements related to recurring and non-recurring fair value measurements. This guidance became effective for the Company on January 1, 2010, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activities in Level 3 fair value measurements, which will be effective beginning in the first quarter of 2011. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In February 2010, the FASB issued ASU 2010-09, “Subsequent Events (ASC Topic 855) Amendments to Certain Recognition and Disclosure Requirements”. ASU 2010-09 requires SEC filers to evaluate subsequent events through the date the financial statements are issued and removes the requirement to disclose a date in both issued and revised financial statements through which subsequent events were evaluated. The Company adopted the pronouncement for interim periods ending after March 31, 2010. The adoption did not have a material effect on the Company’s financial statements.

In March 2010, the FASB issued ASU 2010-11, “Scope Exception Related to Embedded Credit Derivatives”. The provisions of ASU 2010-11 amend ASC Topic 815, “Derivatives and Hedging”, to provide clarification on the bifurcation scope exception for embedded credit derivative features. The adoption did not have material impact on the Company’s financial statements.

Goldenway Precious Metals Limited

Notes to Financial Statements
As at December 31, 2010 and 2009
(Expressed in US Dollars)

2.	Summary of Significant Accounting Policies - continued

Recent Accounting Pronouncements

In December 2010, the FASB issued the amendment “Disclosure of supplementary pro forma information for business combinations”. The FASB amended the existing guidance to require a public entity, which presents comparative financial statements, to disclose revenue and earnings of the combined entity as though the business combination that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendment also expanded the required supplemental pro forma disclosures to include a description of the nature and amount of material, nonrecurring pro forma adjustments directly attributable to the business combination, which are included in the reported pro forma revenue and earnings. The amendment became effective for the Company on January 1, 2011. The adoption of this amendment did not have a material impact on the Company’s financial statements.

In December 2010, the FASB issued ASU 2010-28 “when to perform step 2 of the goodwill impairment test for reporting units with zero or negative carrying amounts”. The FASB amended the existing guidance to modify Step 1 of the goodwill impairment test for a reporting unit with a zero or negative carrying amount. Upon adoption of the amendment, an entity with a reporting unit that has a carrying amount that is zero or negative is required to assess whether it is more likely than not that the reporting unit’s goodwill is impaired. If the entity determines that it is more likely than not that the goodwill of the reporting unit is impaired, the entity should perform Step 2 of the goodwill impairment test for the reporting unit. Any resulting goodwill impairment should be recorded as a cumulative-effect adjustment to beginning retained earnings in the period of adoption. Any goodwill impairments occurring after the initial adoption of the amendment should be included in earnings. This guidance became effective for the Company on January 1, 2011. The adoption of this guidance did not have a material impact on the Company’s financial statements.

In May 2011, the FASB issued ASU 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs. This standard results in a common requirement between the FASB and the International Accounting Standards Board (“IASB”) for measuring fair value and for disclosing information about fair value measurements. ASU 2011-04 is effective for fiscal years and interim periods beginning after December 15, 2011. The Company does not expect the adoption of ASU 2011-04 to have a material impact on its financial statements.

In June, 2011, the FASB issued ASU 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income. ASU 2011-05 requires entities to present net income and other comprehensive income in either a single continuous statement or in two separate, but consecutive, statements of net income and other comprehensive income. ASU 2011-05 is effective for fiscal years and interim periods beginning after December 15, 2011. The adoption of ASU 2011-05 will not have a material impact on the Company’s financial statements.

Goldenway Precious Metals Limited

Notes to Financial Statements
As at December 31, 2010 and 2009
(Expressed in US Dollars)

2.	Summary of Significant Accounting Policies - continued

Recent Accounting Pronouncements

In September 2011, the FASB issued ASU 2011-08, Intangibles Goodwill and Other (Topic 350): The amendments in this Update will allow an entity to first assess qualitative factors to determine whether it is necessary to perform the two-step quantitative goodwill impairment test. Under these amendments, an entity would not be required to calculate the fair value of a reporting unit unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments include a number of events and circumstances for an entity to consider in conducting the qualitative assessment. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted. The Company does not expect the adoption of ASU 2011-04 to have a material impact on its financial statements.

3.	Fair Value Disclosures

The following table presents the Company’s assets and liabilities that are measured at fair value and the related hierarchy levels as of December 31, 2010 and 2009:

	Fair Value Measurements on a Recurring Basis
	At December 31, 2010
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized profits on open contracts	$1,294,188	$-	$-	$1,294,188
Precious metal	$783,490	$-	$-	$783,490

Liabilities:
Unrealized losses on open contracts	$364,600	$-	$-	$364,600

	Fair Value Measurements on a Recurring Basis
	At December 31, 2009
	Level 1	Level 2	Level 3	Total
Assets:
Unrealized profits on open contracts	$217,730	$-	$-	$217,730

Liabilities:
Unrealized losses on open contracts	$95,492	$-	$-	$95,492

Goldenway Precious Metals Limited
Notes to Financial Statements
As at December 31, 2010 and 2009
(Expressed in US Dollars)

4.	Other Receivables

Other receivables consisted of the following as of December 31, 2010 and 2009:

	2010	2009
Deposit in Hantec Bullion Limited	$216,525	$-
Loan to third party	-	2,275,783
CGSE rebate receivable	143,055	93,835
	$359,580	$2,369,618

The Company performs its own trading of precious metal price contracts through Hantec Bullion Limited (“Hantec”), a private precious metal trading company in Hong Kong. The Company had $216,525 deposit with Hantec which can be used for future trading or withdrawn at the Company’s discretion.

The loan to third party is non-interest bearing and has no fixed terms of repayment. The balance was repaid within one year.

CGSE charges the Company a fee for each precious metal price trading transaction and issues rebate based on the transaction volume.

5.	Property and Equipment

Property and equipment, including leasehold improvements, consisted of the following as of December 31, 2010 and 2009:

		2010	2009
Office equipment		$16,907	$1,159
Computer equipment		285,007	49,926
Leasehold improvements		224,869	67,500
Furniture and fixtures		37,196	10,793
		563,979	126,378
Less: accumulated depreciation		(140,620)	(18,843)
Property and equipment, net	$		$107,535
		423,359

Depreciation expense was $122,041 and $18,849 for the years ended December 31, 2010 and 2009, respectively.

Goldenway Precious Metals Limited

Notes to Financial Statements
As at December 31, 2010 and 2009
(Expressed in US Dollars)

6.	Intangible Assets

Intangible assets consisted of the following as of December 31, 2010 and 2009:

	2010	2009
Precious metal price trading licenses (i)	$636,165	$483,646
Precious metal trading platform (ii)	642,591	-
	1,278,756	483,646
Less: accumulated depreciation	(96,389)	-
Intangible assets	$1,182,367	$483,646

(i)

The Company acquired a precious metal price trading license from an unrelated party in 2009 for $451,531 (HK$ 3.5 million) plus a referral fee of $32,252 (HK$ 250,000). The license allows the Company to engage in the precious metal price trading activities with the public in Hong Kong. As a result of the purchase, the Company became a member of CGSE.

The Company acquired a physical precious metal trading license from another unrelated party in 2010 for $154,472 (HK$ 1.2 million). The license allows the Company to engage in trading of physical precious metals.

Both licenses can be traded freely with no expiration date and hence, considered to have indefinite useful lives.

(ii)

In 2010, the Company purchased an online precious metal trading platform from a company controlled by a director for $643,633 (HK$ 5 million) (Note 10). The platform is amortized over its useful life of 5 years.

Amortization expense was $96,545 and $Nil for the years ended December 31, 2010 and 2009, respectively. The estimated amortization expense is:

2011	$ 128,518
2012	128,518
2013	128,518
2014	128,518
2015	32,130

7.	Payable to Agents and Others

Payable to agents and others consisted of the following as of December 31, 2010 and 2009:

	2010	2009
Commissions payable to agents	$ 226,978	$ 35,061
Withdrawals requested by customers	18,523	39,785
Other vendors	9,941	3,388
	$ 255,442	$ 78,234

Goldenway Precious Metals Limited

Notes to Financial Statements
As at December 31, 2010 and 2009
(Expressed in US Dollars)

8.	Accrued Expenses and Other Liabilities

Accrued expenses and other liabilities consisted of the following as of December 31, 2010 and 2009:

	2010	2009
Customer deposit held (a)	$1,281,710	$-
Employee compensation and benefit accrual	113,068	89,128
Asset retirement obligation	50,122	-
Other venders	42,354	-
	$1,487,254	$89,128

(a)

In 2011, the Company was informed that there were purported offences committed by a couple in the People’s Republic of China (“PRC”), who misappropriated funds and transferred the funds to their personal bank account then traded through the Company’s trading platform. The PRC police has procured to freeze the funds in transit to the Company from this couple. The investigation against this couple is still ongoing and there has been no claims against the Company. As of December 31, 2010, the Company received total funds of $1,281,710 from this couple (2009 - $Nil). Even though this couple lost all funds through their trading activities; the Company did not recognize any revenue from this couple’s trades and included the money received from this couple in other liabilities.

9.	Common Stock

The Company was incorporated on April 7, 2009 with an authorized share capital of 1 billion ordinary shares. The Company issued 5,500,000 ordinary shares with par value of $0.129, equivalent to HK$1, on April 20, 2009. On May 6, 2009, an additional 24,500,000 ordinary shares with par value of $0.129, equivalent to HK$1, were issued by the Company. The total cash proceeds from the above stock issuances were $3,870,958.

On October 6, 2010, the Company issued additional 70,000,000 ordinary shares with par value of $0.129, equivalent to HK$1. The cash proceeds from such stock issuance was $9,020,619.

Goldenway Precious Metals Limited

Notes to Financial Statements
As at December 31, 2010 and 2009
(Expressed in US Dollars)

10.	Related Party Transactions and Balances

The Company was engaged in related party transactions with certain major stockholders, directors and officers of the Company as described below. Management believes that the transactions described below and in the related notes were completed on terms substantially equivalent to those that could prevail in arm’slength transactions.

Entities under common control are:

Entities	Business	Relationship
ICICLE Technology Limited (“ICICLE”)	Information Technology (“IT”) service	Controlled by an officer of the Company
Shenzhen Gateway Technology Limited (“Gateway”)	IT service	Controlled by an officer of the Company
Goldenway Investments Holdings Limited (“Parent”)	Investment	Parent Company
Goldenway Investments (HK) Limited (“HK”)	Futures broker	Sister Company

  Gateway

  During fiscal 2010, the Company paid $643,633 (HK$ 5 million) (2009 - $Nil) to purchase an online precious metal trading platform from Gateway (Note 6). The online trading platform was recorded as an intangible asset. The Company also incurred $96,545 (HK$ 750,000) of IT maintenance fee to Gateway in fiscal 2010 (2009 - $Nil). The expense was recorded as a data processing and service fee under the statements of operations and comprehensive income. As at December 31, 2010, the Company prepaid $32,130 to Gateway for future IT services (December 31, 2009 - $Nil).

  ICICLE

  During fiscal 2010, the Company paid $475,604 (2009 - $455,894) for IT services to ICICLE and recorded the expenses as a data processing and service fee under the statements of operations and comprehensive income. As at December 31, 2010, the Company prepaid $Nil to ICICLE for future IT services (December 31, 2009 - $105,586).

  Parent

  A management fee agreement between the Company and Parent provides management charge to the Company based on the actual operating costs incurred by the Parent plus a mark-up rate on certain operating costs. The management fee is payable on an annual basis or on demand after a provision of service by the Parent. During fiscal 2010, the Company incurred $5,199,457 (2009 - $Nil) management fees to its parent company. As at December 31, 2010, the Company has $13,981,565 (December 31, 2009 - $4,426) net receivable from the Parent.

  HK

  During fiscal 2010, the Company incurred $695,124 (2009 - $174,162) consulting fees to HK, another subsidiary of Parent, for marketing and advertising services. The Company also borrowed from HK in 2009. As at December 31, 2010, the Company had $Nil (December 31, 2009 - $594,698) net payable to HK.

  Others

  An officer of the Company traded on the Company’s trading platform during fiscal 2010 and made a profit of $5,310 (2009 - $20,444). His deposit balance in the trading account with the Company as at December 31, 2010 was $56,857 (December 31, 2009 - $70,421). As at December 31, 2010, the Company had $Nil (December 31, 2009 - $1,023,911) net receivable from this officer.

All balances with related parties are non-interest bearing and have no fixed terms of repayments.

Goldenway Precious Metals Limited

Notes to Financial Statements
As at December 31, 2010 and 2009
(Expressed in US Dollars)

11.	Income Taxes

The Company is governed by the Hong Kong Profits Tax Law. Under Hong Kong Profits Tax Law, the Company is subject to profits tax at a statutory rate of 16.5% on income reported in the statutory financial statements after appropriate tax adjustments.

Reconciliation of income tax expenses to the amount computed by the current statutory rate to income before income tax is as follows:

	2010	2009
Income before income tax expense	$6,674,688	$1,048,883

Income tax at statutory rate of 16.5%	$1,101,324	$173,065
Non-deductible expenses	7,631	3,916
Non-taxable income	(87)	(5,321)
Total provision for income taxes	$1,108,868	$171,660

Significant components of the Company's deferred tax assets and liabilities at December 31, 2010 and 2009 were as follows:

	2010	2009
Deferred income tax assets
Receivables from transfer agents and unrealized profit	$176,069	$17,959
Due to related parties	-	28,729
Accrued expenses and other liabilities	249,354	6,314
Deferred income tax assets	$425,423	$53,002

Deferred income tax liabilities
Other receivables and prepaid expenses	$-	$41,259
Property and equipment	127,540	6,420
Due to related parties	19,669	-
Deferred income tax liabilities	$147,209	$47,679

12.	Commitments and Contingencies

Leases - The Company leases office space under non-cancellable operating lease agreements that expire on various dates through 2013. Future annual minimum lease payments, including maintenance and management fees, for non-cancellable operating leases, are as follows:

Year Ended December 31:
2011	$694,224
2012	385,028
2013	20,567
$1,099,819

Goldenway Precious Metals Limited

Notes to Financial Statements
As at December 31, 2010 and 2009
(Expressed in US Dollars)

13.	Regulatory Requirements

The Company, as a member of CGSE, is subject to working capital and asset requirements. Under the requirements, the minimum required working capital, defined as cash plus precious metals, is approximately $193,000 (HK$ 1.5 million) and the minimum required assets is $643,000 (HK$ 5 million). The Company was in compliant with the requirements as at December 31, 2010 and 2009.

As at December 31, 2010, the Company has $7,975,652 and $783,490 cash and trading precious metal, respectively (December 31, 2009 - $1,355,731 and $Nil). The Company’s total assets is $27,474,919 as at December 31, 2010 (December 31, 2009 - $6,802,608).

14.	Segment Information

The Standard, “Disclosures about Segments of an Enterprise and Related Information”, establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker, or decision making group, in deciding how to allocate resources and in assessing performance. The Company's operations relate to provision of brokerage services, dealing of precious metal price contracts and trading of precious metals during the period and related services. Based on the Company's management strategies, and common production, marketing, development and client coverage teams, the Company assesses that it operates in a single operating segment.

For fiscal years ended December 31, 2010 and 2009, no single customer accounted for more than 10% of the Company's revenue. The Company does not allocate revenues by geographic regions since the Company trades on an aggregate basis and does not have a method to systematically attribute trading volume from a geographic region to associated revenue from a particular geographic region.

15.	Subsequent events

1.

The Board of the Company approved to declare dividends of $7,640,940, $5,850,585, $514,337, $1,285,116, $1,927,674 and $1,028,093 on March 31, 2011, May 31, 2011, June 30, 2011, July 31, 2011, August 31, 2011 and September 28, 2011, respectively.

2.

The Company entered into a letter of interest with the shareholders of Voltrex Limited (“Voltrex”) to purchase 125,795 shares of Voltrex representing 90.5% of the outstanding shares of Voltrex, for approximately £1,383,745 at £11 per share on June 13, 2011. 9.5% of the outstanding shares of Voltrex were acquired by Parent during the 6 months ended June 30, 2011. Voltrex changed its name to Goldenway Voltrex Investments Limited upon completion of Parent’s acquisition with the anticipation the control will be changed once the Company’s acquisition of the remaining 90.5% is complete. Voltrex is in the business of providing brokerage services on traded derivatives. The Company obtained the approval, effective September 16, 2011, on the proposed change in control from London Financial Services Authority to complete the acquisition within 3 months from the effective date of the approval letter.

Goldenway Precious Metals Limited

Notes to Financial Statements
As at December 31, 2010 and 2009
(Expressed in US Dollars)

15.	Subsequent events - continued

3.

On September 30, 2011, the Company consummated a share exchange agreement, dated August 8, 2011, with Cyber Informatix Inc. (the “Registrant”) and its controlling shareholder Mr. Terry G. Bowering, pursuant to which the Registrant agree to acquire 100% of the issued and outstanding capital stock of the Company, in exchange for 24,587,299 shares of the Registrant’s common stock with a par value of $0.001, which constituted 80.80% of the Registrant’s issued and outstanding capital stock on a fully- diluted basis as of and immediately after the consummation of the reverse acquisition.

CYBER INFORMATIX, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(UNAUDITED)

Cyber Informatix, Inc.
Unaudited Pro Forma Combined Financial Statements
(Expressed in US dollars)

Basis of Preparation

On September 30, 2011, Cyber Informatix, Inc. ("Cyber") consummated a share exchange agreement, dated August 8, 2011, with Goldenway Precious Metals Limited ("Goldenway") and its shareholders, pursuant to which Cyber agreed to acquire all of the issued and outstanding capital stock of Goldenway from its shareholder in exchange of 24,587,299 newly issued shares of Cyber with a par value $0.001 per share, which constituted approximately 80.80% of Cyber's issued and outstanding capital stock on a fully-diluted basis as of and immediately after consummation of transactions contemplated by the Share Exchange Agreement, which effected a reverse acquisition of Goldenway and a change in control of Cyber.

The unaudited pro forma condensed statements of operations and comprehensive income for the six months ended June 30, 2011 and the pro forma condensed balance sheet as at June 30, 2011 present our condensed result of operations and comprehensive income giving pro forma effect to the reverse acquisition by Cyber of Goldenway as if the acquisition occurred on January 1, 2011. The pro forma adjustments are based on available information and upon assumptions that our management believes are reasonable in order to reflect, on a pro forma basis, the impact of these transactions on the historical financial information of Goldenway.

The unaudited pro forma condensed financial information is included for informational purposes only and does not purport to reflect the results of operations and comprehensive income for the six months ended June 30, 2011 and the financial position as at June 30, 2011 of Goldenway that would have occurred had we operated as a public company during the periods presented. The unaudited pro forma condensed financial information also does not project our result of operations and comprehensive income or financial position for any future period or date.

Cyber Informatix, Inc.
Unaudited Pro Forma Condensed Statement of Operation and Comprehensive Income
For The Six Months Ended June 30, 2011
(Expressed in US dollars)

		Goldenway
	Cyber	Precious Metals		Pro Forma	Pro Forma
	Informatix, Inc.	Limited		Adjustments	Combined

REVENUES
Trading revenue	$30	$18,586,779	$		$18,586,809
				-
Fair value change of precious metals	-	130,417		-	130,417

Total revenues	30	18,717,196		-	18,717,226

EXPENSES
Management fees	-	4,299,786		-	4,299,786

Trading expenses and commissions	-	4,046,142		-	4,046,142

Employee compensation and benefits	-	521,460		-	521,460

Selling and marketing expenses	-	480,239		-	480,239

Occupancy expenses	-	347,059		-	347,059

General and administrative expenses	7,525	554,802		-	562,327

Depreciation and amortization	-	198,561		-	198,561

Data process and service fees	-	108,157		-	108,157

Bad debt expense	-	454,762		-	454,762

Total expenses	7,525	11,010,968		-	11,018,493

Other income	-	4,738		-	4,738

INCOME (LOSS) BEFORE INCOME TAXES EXPENSE	(7,495)	7,710,966		-	7,703,471

INCOME TAXES
Current income tax	-	1,378,016		-	1,378,016

Future income taxes recovered	-	(17,642)		-	(17,642)

	-	1,360,374		-	1,360,374

NET INCOME (LOSS)	(7,495)	6,350,592			6,343,097

OTHER COMPREHENSIVE INCOME
Foreign currency translation gain	-	(2,950)		-	(2,950)

COMPREHENSIVE INCOME (LOSS)	$(7,495)	$6,347,642		$-	$6,340,147

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and Diluted	5,870,000	100,000,000		(91,210,000)	14,660,000

EARNINGS (LOSS) PER SHARE
Basic and Diluted	$0	$0		$-	$0

Cyber Informatix, Inc.
Unaudited Pro Forma Condensed Balance Sheet
As at June 30, 2011
(Expressed in US dollars)

		Goldenway
	Cyber	Precious Metals	Pro Forma		Pro Forma
	Informatix, Inc.	Limited	Adjustments		Combined

ASSETS
Current Assets
Cash	$843	$4,260,149	$-		$4,260,992
Cash - restricted	-	128,512	-		128,512
Receivables from transfer agents, net of allowance for doubtful accounts of $121,093 as of June 30, 2011	-	873,126	-		873,126
Unrealized profits on open contracts	-	2,753,559	-		2,753,559
Other receivables	-	706,013	-		706,013
Trading precious metals	-	1,200,979	-		1,200,979
Prepaid expenses	-	107,574	-		107,574
Deferred income tax assets	-	434,296	-		434,296
	843	10,464,208	-		10,465,051
Property and equipment	-	593,824	-		593,824
Intangible assets	-	1,118,051	-		1,118,051
Prepayment and prepaid expense – long- term	-	4,797,288			4,797,288
Due from related party	-	6,786,676	-		6,786,676
Total assets	$843	$23,760,047	$-		$23,760,890
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Payable to agents and others	$-	$719,436	$-		$719,436
Customer deposits	-	8,203,397	-		8,203,397
Unrealized losses on open contracts	-	177,432	-		177,432
Accrued expenses and other liabilities	597	1,400,345	-		1,400,942
Income taxes payable	-	1,496,701	-		1,496,701
Deferred income tax liabilities	-	19,668	-		19,668
	597	12,016,979	-		12,017,576
Deferred income taxes liabilities	-	118,775	-		118,775
Total liabilities	597	12,135,754	-		12,136,351
COMMITMENTS AND CONTINGENCIES
Shareholders' Equity
Common Stock (75,000,000 shares authorized at $0.001 par value, 5,870,000 shares issued and outstanding as at June 30, 2011)	5,870	-	-		-
	-	-	(27	)(b)	-

	-	-	24,587	(a)	30,430
Common Stock (par value approximately $0.129, equivalent to HK$1; 1 billion shares authorized, 100 million shares issued and outstanding as at June 30, 2011)	-	12,891,577	(12,891,577)		-
Additional paid in capital	157,304	-	-		12,861,393
	-	-	27	(b)	-
	-	-	(24,587	)(a)	-
	-	-	12,891,577		-
	-	-	(162,928)		-
Accumulated other comprehensive income	-	(55,057)	-		(55,057)
Retained (losses) earnings	(162,928)	(1,212,227)	162,928		(1,212,227)
Total shareholders' equity	246	11,624,293	-		11,624,539
Total liabilities and shareholders' equity	$843	$23,760,047	$-		$23,760,890

Pro-forma Adjustments:
		$ (Par
	No. of	value of
	shares	$ 0.001)
Current common shares outstanding of Cyber as at June 30, 2011	5,870,000	5,870
New common shares to be issued for the acquisition	24,587,299	24,587	(a)
Common shares prior to stock split	30,457,299	30,457
Effect of stock cancellation at closing	(26,703)	(27)	(b)
Effect of potential stock reverse split	(15,770,596)	-	(c)
Pro-forma common shares outstanding (after the reverse stock split)	14,660,000	30,430

Note (a) Share Exchange Agreement

The stockholder of Goldenway exchange all of its common stock for 24,587,299 shares of common stock of Cyber. The acquisition has been accounted for as the issuance of common stock for the net assets of Goldenway by recapitalization.

Note (b) Common share cancellation

In accordance with the Securities Purchase Agreement, a cancellation of 26,703 shares of Cyber will be cancelled by shareholders of Cyber at closing of the transaction as described in Note (a) above.

Note (c) Reverse Stock Split

In accordance with the Share Exchange Agreement, Cyber will effect a 0.481752 to 1 share reverse split to decrease the authorized number of share of its’ common stock from 75,000,000 to 36,131,400 shares. As a result, Cyber’s common shares that are issued and outstanding will decrease to 14,660,000.

Note (d) Assume no transaction cost on the above share exchange and no private placement was involved with the above transactions.

Note (e) The Unaudited Pro Forma Statements are prepared under Generally Accepted Accounting Principles in the United States of America.

Note (f) Pro Forma Common Stock

Pro Forma Common Stock as at June 30, 2011 has been determined as follows:

	Number of	Common	Additional
	common	stock par	Paid-in
	stock	value	Capital
Issued common stock of Goldenway	100,000,000	12,891,577	-
Issued common stock of Cyber	5,870,000	5,870	157,304
Common stock of Cyber cancelled	(26,703)	(27)	27
Eliminate common stock of Goldenway and adjust to reflect par value	(100,000,000)	(12,891,577)	12,891,577
Issuance of common stock for acquisition of Goldenway	24,587,299	24,587	(24,587)
Equity of Cyber eliminated on consolidation	-	-	(162,928)
Effect of 0.481752 to 1 reverse split	(15,770,596)	-	-
Pro Forma balance	14,660,000	30,430	12,861,393

EXHIBIT INDEX

Exhibit	Description
No.
2.1 *	Share Exchange Agreement, dated September 30, 2011, by and among, Cyber Informatix, Inc., Goldenway Precious Metals Limited, Goldenway Investments Holdings Limited and the Controlling Stockholders of Cyber Informatix, Inc.
3.1	Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Form S-1 filed on October 22, 2008).
3.2	Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Company's Form S-1 filed on October 22, 2008).
10.1*	Tenancy Agreement, dated March 30, 2010, between Wide Harvest Investment Limited and Goldenway Precious Metals Limited.
10.2*	Tenancy Agreement, dated June 29, 2009, between Harbour City Estates Limited and Goldenway Precious Metals Limited.
10.3*	Tenancy Agreement, dated November 15, 2010, between Harbour City Estates Limited and Goldenway Precious Metals Limited.
10.4*	Client Agreement, dated September 30, between Goldenway Precious Metals Limited and Goldenway Investment (HK) Limited
10.5	English Translation of Software Development Contract, dated March 26, 2010, between Goldenway Precious Metals Limited and Shenzhen Gateway Technology Co., Ltd. (incorporated by reference to Exhibit 10.5 of the Company’s current report on Form 8-K filed on October 6, 2011)
10.6	Executive Employment Agreement, dated September 30, 2011, between Cyber Informatix, Inc. and Hao Tang (incorporated by reference to Exhibit 10.6 of the Company’s current report on Form 8-K filed on October 6, 2011)
10.7	Executive Employment Agreement, dated September 30, 2011, between Cyber Informatix, Inc. and Yue Yue Chan (incorporated by reference to Exhibit 10.7 of the Company’s current report on Form 8-K filed on October 6, 2011)
10.8	English Translation of Prolocutor Contract, dated October 16, 2009, between Simon Yam and Goldenway Investments Holdings Limited (incorporated by reference to Exhibit 10.8 of the Company’s current report on Form 8-K filed on October 6, 2011)
14.1	Code of Ethics (incorporated by reference to the Company’s Annual Report on Form 10-K filed on September 22, 2011.
21	List of Subsidiaries (incorporated by reference to Exhibit 21 of the Company’s current report on Form 8-K filed on October 6, 2011)

___________________
* Filed herewith.